EXHIBIT 10.1 EXECUTION VERSION 6515172 STOCK PURCHASE AGREEMENT BY AND BETWEEN GENNX/TBEI HOLDINGS, LLC AND FEDERAL SIGNAL CORPORATION Dated as of May 8, 2017

TABLE OF CONTENTS

		Page
ARTICLE I PURCHASE AND SALE		1
1.1	Purchase of Shares	1
1.2	Purchase Price	1
1.3	Closing	2
1.4	Payment	2
1.5	Pre-Closing Purchase Price Adjustment	3
1.6	Post-Closing Purchase Price Adjustment	3
ARTICLE II REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER		5
2.1	Organization; Good Standing; Power	5
2.2	Authority	5
2.3	Title	6
2.4	Litigation	6
2.5	Consents	6
2.6	Brokers	6
ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY		6
3.1	Organization; Good Standing; Qualification and Power	6
3.2	Capitalization	7
3.3	Subsidiaries	7
3.4	No Violation; Consents and Approvals	7
3.5	Financial Statements; Financial Reporting; Undisclosed Liabilities	8
3.6	Absence of Certain Changes or Events	9
3.7	Personal Property	9
3.8	Real Property	9
3.9	Intellectual Property	10
3.10	Litigation; Governmental Orders	11
3.11	Employee Benefit Plans	12
3.12	Taxes	14
3.13	Contracts and Commitments	16
3.14	Compliance with Laws	16
3.15	Employment and Labor Matters	16
3.16	Environmental Matters	18
3.17	Insurance	19
3.18	Affiliate Transactions	20
3.19	Bank Accounts	20
3.20	Suppliers	20
3.21	Customers	20
3.22	Warranties; Product Liability	20
3.23	Capital Expenditures	21
3.24	Compliance with Anticorruption Laws	21
3.25	Export and Trade Compliance	21
3.26	Brokers	21
3.27	No Other Representations or Warranties	21

i

ii ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER .............. 22 4.1 Organization; Good Standing; Power ................................................................... 22 4.2 Authority ............................................................................................................... 22 4.3 No Violation; Consents and Approvals ................................................................ 22 4.4 Litigation ............................................................................................................... 23 4.5 Funding ................................................................................................................. 23 4.6 Solvency ................................................................................................................ 23 4.7 Brokers .................................................................................................................. 24 4.8 Investigation .......................................................................................................... 24 ARTICLE V COVENANTS OF THE PARTIES ........................................................................ 25 5.1 Conduct of Business ............................................................................................. 25 5.2 Access to Information; Confidentiality ................................................................. 27 5.3 Preservation of Records ........................................................................................ 28 5.4 Reasonable Best Efforts ........................................................................................ 28 5.5 Consents ................................................................................................................ 29 5.6 HSR Filings and Authorizations; Consummation................................................. 29 5.7 Public Announcements ......................................................................................... 30 5.8 Updates ................................................................................................................. 30 5.9 D&O Indemnification ........................................................................................... 31 5.10 Tax Matters ........................................................................................................... 31 5.11 Employee Matters ................................................................................................. 36 5.12 No Solicitation of Transactions ............................................................................ 37 5.13 Release .................................................................................................................. 37 5.14 RWI Policy............................................................................................................ 37 5.15 Tax Certificates ..................................................................................................... 38 ARTICLE VI CONDITIONS TO CLOSING .............................................................................. 38 6.1 Conditions to the Seller’s Obligations .................................................................. 38 6.2 Conditions to the Purchaser’s Obligations ............................................................ 39 6.3 Frustration of Closing Conditions ......................................................................... 41 ARTICLE VII INDEMNIFICATION .......................................................................................... 41 7.1 Survival ................................................................................................................. 41 7.2 Indemnification of the Purchaser Indemnitees ..................................................... 41 7.3 Indemnification of the Seller Indemnitees ............................................................ 42 7.4 Indemnification of Purchaser Indemnitees ........................................................... 42 7.5 Exclusive Remedy ................................................................................................ 45 7.6 Procedures ............................................................................................................. 45 7.7 Mitigation .............................................................................................................. 49 ARTICLE VIII TERMINATION ................................................................................................. 49 8.1 Termination ........................................................................................................... 49 8.2 Procedure and Effect of Termination .................................................................... 50 ARTICLE IX MISCELLANEOUS .............................................................................................. 50 9.1 Further Assurances................................................................................................ 50 9.2 Notices .................................................................................................................. 50 9.3 Annexes, Exhibits and Schedules ......................................................................... 51

iii 9.4 Amendment, Modification and Waiver ................................................................ 52 9.5 Entire Agreement .................................................................................................. 52 9.6 Severability ........................................................................................................... 52 9.7 Binding Effect; Assignment .................................................................................. 52 9.8 No Third-Party Beneficiaries ................................................................................ 53 9.9 Fees and Expenses ................................................................................................ 53 9.10 Counterparts .......................................................................................................... 53 9.11 Interpretation ......................................................................................................... 53 9.12 Legal Representation ............................................................................................ 54 9.13 Enforcement of Agreement ................................................................................... 55 9.14 Forum; Service of Process .................................................................................... 55 9.15 Governing Law ..................................................................................................... 55 9.16 WAIVER OF JURY TRIAL ................................................................................. 55 ARTICLE X DEFINITIONS ........................................................................................................ 56 EXHIBITS: EXHIBIT A – RWI POLICY EXHIBIT B – APPLICABLE ACCOUNTING PRINCIPLES EXHIBIT C – ESCROW AGREEMENT EXHIBIT D – CALCULATION OF NET WORKING CAPITAL EXHIBIT E – TRAVIS ASSIGNMENT AND ASSUMPTION AND RELEASE EXHIBIT F – FINES OFFER LETTER EXHIBIT G – RESTRICTIVE COVENANT AGREEMENT DISCLOSURE SCHEDULE

STOCK PURCHASE AGREEMENT This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of May 8, 2017, is by and between GenNx/TBEI Holdings, LLC, a Delaware limited liability company (the “Seller”), and Federal Signal Corporation, a Delaware corporation (the “Purchaser”). RECITALS WHEREAS, the Seller owns all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of GenNx/TBEI Intermediate Co., a Delaware corporation (the “Company”). WHEREAS, the Preferred Holders collectively own all of the Preferred Shares. WHEREAS, after the redemption of the Preferred Shares at or prior to the Closing (the “Redemption”), the Shares will constitute all of the issued and outstanding capital stock of the Company. WHEREAS, (i) the Seller desires to sell, convey, assign, transfer and deliver to the Purchaser all of the Shares and (ii) the Purchaser desires to acquire and accept the Shares, in each case upon the terms and subject to the conditions set forth in this Agreement and the other Transaction Documents. NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows: ARTICLE I PURCHASE AND SALE 1.1 Purchase of Shares. On the terms and subject to the conditions set forth in this Agreement and the other Transaction Documents, at the Closing, the Seller shall sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, all of the Seller’s right, title and interest in and to the Shares, free and clear of Liens other than Liens arising from applicable state or federal securities Laws and Liens created by or through the Purchaser. 1.2 Purchase Price. The consideration payable to the Seller on the Closing Date for the purchase and sale of the Shares shall be an aggregate amount in cash equal to (i) the Enterprise Value, plus (ii) the Estimated Closing Cash, minus (iii) the Estimated Closing Indebtedness, minus (iv) the Estimated Transaction Expenses, minus (v) the Indemnity Escrow Amount, minus (vi) the Adjustment Escrow Amount, minus (vii) the Certificate Escrow Amount, plus (viii) the Working Capital Overage, if any, and minus (ix) the Working Capital Deficiency, if any (after giving effect to the foregoing, the “Closing Purchase Price”). After the Closing, the Closing Purchase Price may be adjusted pursuant to Section 1.6 (as so adjusted, the “Purchase Price”).

- 2 - 1.3 Closing. The closing of the purchase and sale of the Shares (the “Closing”) will take place at 10:00 a.m. (New York City time) at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166-4193 or remotely via electronic exchange of documents and signatures, on the Business Day immediately before the last day of the Purchaser’s fiscal month, if each of the conditions set forth in Article VI hereof are satisfied or waived (other than, but subject to satisfaction of, the conditions to be satisfied on the Closing Date), or at such other time and place as may be agreed to by the parties hereto in writing. Such time and date are referred to in this Agreement as the “Closing Date”. Subject to the provisions of Article VIII of this Agreement, the failure to consummate the transactions contemplated hereby on the date and time and at the place determined pursuant to this Section 1.3 shall not result in the termination of this Agreement and shall not relieve any party to this Agreement of any obligation under this Agreement. 1.4 Payment. At the Closing, the Purchaser shall deliver or cause to be delivered: (a) to the Escrow Agent, an amount in cash equal to the sum of (A) the Indemnity Escrow Amount to be held in an escrow account (the “Indemnity Escrow Account”), (B) the Adjustment Escrow Amount to be held in an escrow account (the “Adjustment Escrow Account”) and the Certificate Escrow Amount to be held in an escrow account (the “Certificate Escrow Account”), in each case by the Escrow Agent pursuant to and in accordance with the terms of the Escrow Agreement; (b) to the Persons entitled thereto, an aggregate amount in cash equal to the Estimated Closing Indebtedness (less the Indebtedness described in subclause (c) of the definition thereof), in each case, in accordance with the instructions set forth in payoff letter(s) in respect of such Indebtedness delivered to the Purchaser by the Seller prior to the Closing pursuant to Section 6.2(c)(iii); (c) to the Persons entitled thereto, an aggregate amount in cash equal to the Estimated Transaction Expenses, in each case, in accordance with instructions to be delivered to the Purchaser by the Seller at least two (2) Business Days prior to the Closing Date; provided, however, that (i) any Estimated Transaction Expenses paid pursuant to this Section 1.4(c) to any of the Target Companies and ultimately payable to an employee of any of the Target Companies shall thereafter be paid by such Target Company to the applicable Person (net of withholding taxes and employer payroll taxes) through such Target Company’s payroll system, and (ii) any Taxes withheld from any payment under clause (i) shall be held and remitted to the applicable Governmental Authority in a proper and timely manner; and (d) to the Seller, an amount in cash equal to the Closing Purchase Price, by means of a wire transfer of immediately available funds, to an account designated in writing by the Seller at least two (2) Business Days prior to the Closing. The payments made by the Purchaser pursuant to subsections (b) and (c) above are, and/or for all purposes will be considered, payments on behalf of the Target Companies, as applicable, and in respect of obligations and liabilities of the Target Companies, as applicable.

- 3 - 1.5 Pre-Closing Purchase Price Adjustment. At least two (2) Business Days prior to the Closing Date, the Seller shall deliver to the Purchaser a statement (the “Estimated Statement”) setting forth the Seller’s good faith estimates of (i) the Net Working Capital (the “Working Capital Estimate”) as of immediately prior to the Closing without giving effect to any of the transactions contemplated hereby and determined in accordance with the Applicable Accounting Principles, (ii) the aggregate amount of the Company Indebtedness outstanding as of immediately prior to the Closing (the “Estimated Closing Indebtedness”), (iii) the aggregate amount of all Transaction Expenses accrued but unpaid as of immediately prior to the Closing (the “Estimated Transaction Expenses”) and (iv) the aggregate amount of Closing Cash (the “Estimated Closing Cash”). The Seller shall provide a reasonable level of supporting documentation for the Estimated Statement and any additional information reasonably requested by the Purchaser related thereto. A “Working Capital Overage” shall exist when (and shall be equal to the amount by which) the Working Capital Estimate exceeds the Target Working Capital. A “Working Capital Deficiency” shall exist when (and shall be equal to the amount by which) the Target Working Capital exceeds the Working Capital Estimate. 1.6 Post-Closing Purchase Price Adjustment. (a) Adjustment Statement. As soon as practicable but in no event later than ninety (90) days after the Closing Date, the Purchaser shall deliver to the Seller a statement (the “Adjustment Statement”) setting forth the Purchaser’s good faith calculations of (i) the Net Working Capital as of immediately prior to the Closing without giving effect to any of the transactions contemplated hereby and determined in accordance with the Applicable Accounting Principles (the “Final Working Capital”), (ii) the aggregate amount of the Company Indebtedness outstanding as of immediately prior to the Closing (the “Final Indebtedness”), (iii) the aggregate amount of all Transaction Expenses accrued but unpaid as of immediately prior to the Closing (the “Final Transaction Expenses”) and (iv) the aggregate amount of Closing Cash (the “Final Closing Cash”), in each case, together with related supporting schedules, calculations and documentation. (b) Review and Dispute. Within forty-five (45) days following receipt by the Seller of the Adjustment Statement, the Seller shall either inform the Purchaser in writing that the Adjustment Statement is acceptable, or deliver written notice (the “Notice of Disagreement”) to the Purchaser of any dispute the Seller has with respect to the preparation or content of the Adjustment Statement or the amounts reflected therein. The Notice of Disagreement must describe in reasonable detail the items contained in the Adjustment Statement that the Seller disputes. If the Seller does not notify the Purchaser of a dispute with respect to the Adjustment Statement within such forty-five (45)-day period, such Adjustment Statement and the amounts reflected in the Adjustment Statement will be final, conclusive and binding on the parties. In the event a Notice of Disagreement is delivered to the Purchaser, the Purchaser and the Seller shall negotiate in good faith to resolve such dispute, and any determination resulting from such good faith negotiation shall be final, conclusive and binding on the parties. (c) Accounting Firm. If the Purchaser and the Seller, notwithstanding such good faith effort, fail to resolve such dispute within thirty (30) days after the Seller delivers the Notice of Disagreement, then the Purchaser and the Seller jointly shall engage the Accounting Firm to resolve such dispute in accordance with the standards set forth in this Section 1.6(c).

- 4 - The Seller and the Purchaser shall use reasonable efforts to cause the Accounting Firm to render a written decision resolving the matters submitted to the Accounting Firm within thirty (30) days of the making of such submission. The scope of the disputes to be resolved by the Accounting Firm shall be limited to whether the items in dispute that were properly included in the Notice of Disagreement (i) were prepared in a manner consistent with the definitions of the Working Capital Estimate, the Estimated Closing Indebtedness, the Estimated Transaction Expenses and the Estimated Closing Cash, as the case may be, and (ii) were, in the case of Indebtedness, Transaction Expenses and Closing Cash, determined in accordance with the terms and conditions of this Agreement and, in the case of Net Working Capital, were prepared in accordance with the Applicable Accounting Principles, and the Accounting Firm shall determine, on such basis, whether and to what extent, the Adjustment Statement and the amounts reflected therein, as applicable, require adjustment. The Accounting Firm shall not make any other determination, including any determination as to whether the Target Working Capital or any of the Working Capital Estimate, the Estimated Closing Indebtedness, the Estimated Transaction Expenses and the Estimated Closing Cash are correct. The Accounting Firm’s decision shall be based solely on written submissions by the Seller and the Purchaser and their respective representatives and not by independent review, and each of the Seller and the Purchaser shall have the opportunity to respond in writing to the other’s written submission. The Accounting Firm shall address only those items in dispute and may not assign a value greater than the greatest value for such item claimed by either party or smaller than the smallest value for such item claimed by either party. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The fees, costs and expenses of the Accounting Firm shall be allocated between the Seller, on the one hand, and the Purchaser, on the other hand, in the same proportion that the aggregate amount of the disputed items submitted to the Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Accounting Firm) bears to the total amount of such disputed items so submitted. All determinations made by the Accounting Firm will be final, conclusive and binding on the parties. (d) Access. For purposes of giving effect to the terms set forth in this Section 1.6, notwithstanding anything to the contrary, the Purchaser shall cooperate with and make available to the Seller and its representatives all information, records, data, working papers (including those working papers of its accountants), supporting schedules, calculations and other documentation that provides reasonable detail, as the Seller may reasonably request for the purpose of reviewing the Purchaser’s calculation of the amounts set forth in the Adjustment Statement, and shall permit reasonable access to the Target Companies’ facilities, personnel and accountants, as may be reasonably required in connection with the review or analysis of the Adjustment Statement or the amounts reflected therein and the resolution of any disputes in connection therewith; provided, however, any such access shall be in a manner as not to unreasonably disrupt the normal operations of the Purchaser or the Target Companies. (e) Downward Adjustment. If the Net Adjustment Amount is negative, then the Purchase Price will be adjusted downward by the absolute value of such Net Adjustment Amount (the “Downward Adjustment Amount”). If the Downward Adjustment Amount is equal to or less than the funds available in the Adjustment Escrow Account, the Purchaser and the Seller shall deliver joint written instructions to the Escrow Agent, within five (5) Business Days from the date on which the Net Adjustment Amount is finally determined pursuant to this

- 5 - Section 1.6, instructing the Escrow Agent to pay to the Purchaser, from the funds available in the Adjustment Escrow Account, an amount equal to the Downward Adjustment Amount. If the Downward Adjustment Amount is greater than the funds available in the Adjustment Escrow Account, the Purchaser and the Seller shall deliver joint written instructions to the Escrow Agent, within five (5) Business Days from the date on which the Net Adjustment Amount is finally determined pursuant to this Section 1.6, instructing the Escrow Agent to pay to the Purchaser: (i) all funds available in the Adjustment Escrow Account; and (ii) from the Indemnity Escrow Account, an amount equal to the amount by which the Downward Adjustment Amount exceeds such funds available in the Adjustment Escrow Account. (f) Upward Adjustment. If the Net Adjustment Amount is positive, then the Purchase Price will be adjusted upward by such positive Net Adjustment Amount (the “Upward Adjustment Amount”), and the Purchaser shall pay to the Seller an amount equal to the Upward Adjustment Amount within five (5) Business Days from the date on which the Net Adjustment Amount is finally determined pursuant to this Section 1.6. (g) No Adjustment. If the Net Adjustment Amount is zero, there shall be no adjustment to the Purchase Price pursuant to this Section 1.6. (h) Release of the Adjustment Escrow Amount. Within five (5) Business Days after the date on which the Net Adjustment Amount is finally determined pursuant to this Section 1.6, the Purchaser and the Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver any portion of the Adjustment Escrow Amount not distributed to the Purchaser pursuant to Section 1.6(e) (if any) to the Seller. (i) Exclusive Remedy. For the avoidance of doubt, recovery from the Adjustment Escrow Account or, if applicable, the Indemnity Escrow Account, shall be the sole and exclusive remedy available to the Purchaser, the Company and their respective Affiliates for and in respect of any Downward Adjustment Amount and neither the Seller, nor any of its Affiliates or any other Person, shall have any liability or obligation under this Section 1.6 for any portion of the Downward Adjustment Amount following the depletion of the Adjustment Escrow Amount and the Indemnity Escrow Amount. ARTICLE II REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER The Seller hereby represents and warrants to the Purchaser as follows: 2.1 Organization; Good Standing; Power. The Seller is a Delaware limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Seller has all requisite power and authority to enter into this Agreement and the other Transaction Documents to be entered into by the Seller at Closing and to consummate the transactions contemplated hereby and thereby. 2.2 Authority. (a) This Agreement has been, and each other Transaction Document to which the Seller is a party will be, duly authorized by all necessary limited liability company action of

- 6 - the Seller, and this Agreement has been, and the other Transaction Documents to which the Seller is a party will be, duly executed and delivered by the Seller and constitutes or will constitute a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors’ rights generally, and general equitable principles. (b) The execution and delivery by the Seller of this Agreement and the other Transaction Documents to which the Seller is a party does not, and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any violation of or default under any provision of the Fundamental Documents of the Seller. 2.3 Title. The Seller is the record and beneficial owner of the Shares to be sold, conveyed, assigned, transferred and delivered to the Purchaser by the Seller pursuant to the terms and conditions of this Agreement. The Seller is not a party to any option, warrant, purchase right or other contract or commitment (other than this Agreement) that could require the Seller to sell, transfer or otherwise dispose of any of the Shares to be sold, conveyed, assigned, transferred and delivered to the Purchaser by the Seller pursuant to the terms and conditions of this Agreement. As of the date hereof, the Seller owns all of the Shares and the Preferred Holders own all of the Preferred Shares. As of the Closing Date, immediately following the Redemption and simultaneous with the Closing, the Seller will own all of the outstanding equity interests of the Company (other than treasury stock owned by the Company, if any). 2.4 Litigation. There are no Proceedings pending against the Seller, at Law or in equity, by or before any Governmental Authority, or by or on behalf of any third party with respect to execution of this Agreement and the other Transaction Documents to which the Seller is a party or consummation by the Seller of the transactions contemplated hereby or thereby. 2.5 Consents. No Governmental Approval is required to be obtained or made by or with respect to the Seller in connection with the consummation of the transactions contemplated hereby, except (a) for compliance with the applicable requirements of the HSR Act and any other Antitrust Laws and (b) as may be necessary as a result of any facts or circumstances relating to the Purchaser and its Affiliates. 2.6 Brokers. Except for Harris Williams & Co., no broker, finder or financial advisor or other Person is entitled to any brokerage fees, commissions, finders’ fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by the Seller or any of its directors, managers, officers, employees, representatives or agents. ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY Except as set forth in that section of the disclosure schedule corresponding to the sections below, as delivered by the Seller to the Purchaser simultaneously with the execution of this Agreement (the “Disclosure Schedule”), the Seller hereby represents and warrants to the Purchaser as follows: 3.1 Organization; Good Standing; Qualification and Power.

- 7 - (a) Each Target Company is duly organized, validly existing and in good standing under the Laws of its state of formation. (b) Each Target Company is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, result in a Material Adverse Effect. 3.2 Capitalization. Section 3.2 of the Disclosure Schedule sets forth the authorized, issued and outstanding capital stock of the Company as of the date hereof and, subject to the Redemption at the Closing, as of the Closing. The outstanding capital stock of the Company is duly authorized and validly issued, free and clear of all Liens (other than Permitted Liens). All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement, arrangement or commitment to which the Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person. Except as set forth in the Charter and pursuant to this Agreement with respect to the Redemption, there are no equity securities or any other interest of the Company issued, reserved for issuance or outstanding and no outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), unit appreciation rights, calls or commitments to which the Company is a party or may be bound requiring the issuance or sale of any equity securities or any other interest of the Company. 3.3 Subsidiaries. Section 3.3 of the Disclosure Schedule lists the Company’s direct and indirect Subsidiaries and the authorized, issued and outstanding capital stock or other equity interests of each such Subsidiary. The outstanding equity securities of each such Subsidiary are duly authorized and validly issued and are owned by the Company directly or through one or more such Subsidiaries, free and clear of any Liens (other than Permitted Liens). There are no outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), unit appreciation rights, calls or commitments to which the Company’s Subsidiaries are a party or may be bound requiring the issuance or sale of equity securities or any other interest of such Subsidiaries. 3.4 No Violation; Consents and Approvals. (a) Except as set forth in Section 3.4 of the Disclosure Schedule, the execution and delivery by the Seller of this Agreement and the other Transaction Documents to which the Seller is a party does not, and the consummation of the transactions contemplated hereby and thereby will not (i) in any material respect, conflict with, or result in any violation of or default (or an event which, with or without notice or lapse of time or both, would constitute a default) under (A) any provision of the Fundamental Documents of any Target Company, (B) any Order applicable to any Target Company or the property or assets of any Target Company or (C) any Law applicable to any Target Company or the property or assets of any Target Company or (ii) with or without notice or lapse of time or both, result in any material violation of or default under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien (other than Permitted Liens) upon any of the

- 8 - properties of any Target Company under, any Key Contract to which any Target Company is a party or by which any of them or their respective material properties or other assets is bound. (b) No Governmental Approval is required to be obtained or made by or with respect to any Target Company in connection with the consummation of the transactions contemplated hereby, except (i) for compliance with the applicable requirements of the HSR Act or any other Antitrust Law and (ii) as may be necessary as a result of any facts or circumstances relating to the Purchaser and its Affiliates. 3.5 Financial Statements; Financial Reporting; Undisclosed Liabilities. (a) The Seller has heretofore delivered to the Purchaser copies of (i) the audited consolidated financial statements of the Company, which comprise the audited consolidated balance sheets as of September 30, 2016 and 2015, and the related audited consolidated statements of operations, changes in shareholders’ equity and cash flows for the fiscal year ended September 30, 2016, and the related audited notes to the consolidated financial statements, and (ii) the audited consolidated financial statements of the Travis Entities, which comprise the audited consolidated balance sheets as of September 30, 2016 and December 31, 2015, and the related audited consolidated statements of income, changes in members’ equity and cash flows for the nine months ended September 30, 2016 and the year ended December 31, 2015, and the related audited notes to the consolidated financial statements ((i) and (ii) collectively, the “Audited Financial Statements”), and (iii) an unaudited consolidated balance sheet of the Target Companies (the “Latest Balance Sheet”) as of March 31, 2017 (the “Latest Balance Sheet Date”) and the related unaudited income statement for the six months then ended (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (i) have been prepared from the books and records of the Target Companies, in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto and subject, in the case of the Interim Financial Statements, to the absence of notes (if any), and (ii) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as of the dates and for the periods indicated, subject, in the case of the Interim Financial Statements, to the absence of notes (if any). The Interim Financial Statements have been prepared consistently in all material respects with the Audited Financial Statements. (b) The books and records of the Target Companies are complete and correct in all material respects and have been regularly kept and maintained in accordance with the Target Companies’ normal and customary practices. The Target Companies do not have any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting of the Target Companies that could reasonably be expected to adversely affect the Target Companies’ ability to record, process, summarize and report financial information. (c) The Target Companies have no liabilities, obligations or commitments of a type required to be reflected on a balance sheet or otherwise disclosed in the Financial Statements prepared in accordance with GAAP, except: (i) those which are adequately reflected or reserved against in the Latest Balance Sheet as of the Latest Balance Sheet Date; (ii) those

- 9 - which have been incurred in the ordinary course of business since the Latest Balance Sheet Date and which are not material in amount; (iii) those that will be included in Net Working Capital, Indebtedness or Transaction Expenses; and (iv) those owing to the Purchaser hereunder. (d) The accounts receivable of the Target Companies reflected in the Latest Balance Sheet and the accounts receivable arising after the Latest Balance Sheet Date (i) have arisen out of the sale of products or the provision of services by them in the ordinary course of business and represent bona fide claims; (ii) constitute only valid, undisputed claims of the applicable Target Company; and (iii) with respect to which, no offsets, counterclaims, discounts or disputes have been asserted. Invoices that are classified as more than one hundred twenty (120) days past the due date are listed on Section 3.5(d) of the Disclosure Schedule. Accounts receivable of the Target Companies classified as current do not include any amounts collectible after one (1) year except as are set forth on Section 3.5(d) of the Disclosure Schedule. The reserve for bad debts shown on the Latest Balance Sheet, or with respect to accounts receivable arising after the Latest Balance Sheet Date, on the accounting records of the Target Companies, have been determined in accordance with GAAP, consistently applied. 3.6 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as set forth in Section 3.6 of the Disclosure Schedule, since September 30, 2016: (a) the Target Companies have operated their businesses in all material respects in the ordinary course of business; (b) no Material Adverse Effect has occurred; and (c) no action has been taken by the Seller or a Target Company that would, if taken after the date of this Agreement, constitute a breach of Section 5.1. 3.7 Personal Property. (a) The Target Companies have good and valid title to all material items of personal property, whether tangible or intangible, owned by them, and a valid and enforceable right to use all material tangible items of personal property leased by or licensed to them (collectively, the “Personal Property”), in each case, free and clear of all Liens (other than Permitted Liens). (b) All items of Personal Property necessary for the operation or conduct of the businesses of the Target Companies as currently conducted are, in the aggregate, in good operating condition and repair, normal wear and tear excepted, other than machinery and equipment under repair or out of service in the ordinary course of business, and are suitable for the purposes for which they are presently used. 3.8 Real Property. (a) Section 3.8(a) of the Disclosure Schedule (i) identifies all real property locations owned by the Target Companies (the “Owned Real Property”), and (ii) lists each written lease to which any Target Company is a party and leases (as tenant) interests in real property (each, a “Real Property Lease”) (the real property and interests in real property identified in this sentence, the “Real Property”). The Real Property constitutes all parcels of real property and interests in real property used in the conduct of the business of the Target Companies.

- 10 - (b) The Target Companies have good and marketable fee simple title to the Owned Real Property, in each case, free and clear of all rights of third parties and Liens (other than Permitted Liens). There are no outstanding options, rights of first offer or rights of first refusal to purchase any such Owned Real Property or any portion thereof or interest therein. None of the Target Companies have received written notice of any pending or threatened condemnation proceedings or eminent domain proceedings against the Owned Real Property. (c) Each of the Target Companies has valid leasehold interests in all of its lease interests in real property used or held for use in the business of such Target Company, free and clear of all rights of third parties and Liens (other than Permitted Liens). With respect to the Real Property other than the Owned Real Property: (i) The Seller has made available to the Purchaser a true, complete and correct copy (including all modifications, amendments and supplements thereto and waivers thereunder) of each Real Property Lease; (ii) Each Real Property Lease is valid, binding, enforceable and in full force and effect; (iii) No Target Company or, to the Seller’s Knowledge, any other party to a Real Property Lease is in material breach or default under any Real Property Lease; and (iv) No Target Company has subleased, leased or otherwise granted any person the right to use or occupy any property subject to a Real Property Lease. (d) All buildings, structures, fixtures, building systems and equipment, and all components thereof (collectively “Improvements”) located on the Real Property are in good condition and repair and sufficient for the operation of the Target Companies’ business. There are no material deficiencies or defects affecting any of the Improvements. Except as set forth in Section 3.8(d) of the Disclosure Schedule, no Improvement owned by a Target Company encroaches on real property owned or leased by a Person other than a Target Company. (e) The current use and occupancy of the leased Real Property and the operation of the Target Companies’ business thereon does not violate any easement, covenant, condition, restriction or similar provision in any recorded or unrecorded, written instrument or agreement. 3.9 Intellectual Property. (a) Section 3.9(a) of the Disclosure Schedule sets forth a list of: (i) all Intellectual Property owned by a Target Company that is an issued patent, trademark, copyright or domain name registration or any application for any of the foregoing; and (ii) all licenses and other agreements under which any third-party Intellectual Property is used or licensed by a Target Company that is material to the business of the Target Company as currently conducted (excluding licenses of commercially available off-the-shelf software) (collectively, the “Company Intellectual Property”), specifying as to each such item of Company Intellectual

- 11 - Property owned by a Target Company to the extent applicable: (A) the nature of the item, including the title; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been issued; and (D) the issuance, registration or application numbers, filing dates and expiration dates; and specifying as to Company Intellectual Property owned by a third party the applicable contract or other arrangement, including the date and name of each counterparty, pursuant to which such Target Company uses or licenses such Company Intellectual Property. True, correct and complete copies of each scheduled license, sublicense, agreement or permission with respect to Company Intellectual Property have been made available to the Purchaser. (b) The Target Companies own and have good marketable title to, or possess sufficient and legally enforceable rights to use, each item of Company Intellectual Property. Subject to any required consents under Section 3.4, the Company Intellectual Property will be owned or be available for use on identical or substantially similar terms and conditions immediately following Closing. All Intellectual Property owned by the Target Companies is owned free and clear of all Liens (other than Permitted Liens) and the Target Companies have taken all commercially reasonable actions to maintain and protect each item of Company Intellectual Property that is owned by a Target Company and material to the business of a Target Company. Each Target Company has entered into a binding written agreement with each current or former employee and contractor of such Target Company who has developed any material Intellectual Property for the Target Company to assign (or, with respect to current and former employees, is otherwise obligated by operation of law to assign) to the Target Company any and all of his, her or its ownership interest in such Intellectual Property that he, she or it may have. (c) No Target Company is subject to any outstanding Order with respect to Company Intellectual Property. (d) No Proceeding is pending, or to the Seller’s Knowledge, has been threatened, against any of the Target Companies which challenges the legality, validity, enforceability, use, or ownership of the Company Intellectual Property. (e) To the Seller’s Knowledge, no third party has infringed upon, or misappropriated, any Intellectual Property rights owned by any Target Company. (f) Except as set forth on Section 3.9(f) of the Disclosure Schedule, in the last three (3) years, to the Seller’s Knowledge, no Target Company has infringed upon or misappropriated any Intellectual Property rights of any third party, and in the last three (3) years, no Target Company has received any claim or notice alleging any such infringement or misappropriation (including any claim or notice, written or otherwise, that the Seller must license or refrain from using any Intellectual Property of any third party). 3.10 Litigation; Governmental Orders. Except for any Proceedings pending in respect of Taxes or under Environmental Laws (if any, and which are covered in Sections 3.12 (Taxes) and 3.16 (Environmental Matters), respectively) and except as set forth on Section 3.10 of the Disclosure Schedule, in the last three (3) years, there have not been any Proceedings, or to the Seller’s Knowledge, any Proceedings threatened against or affecting any Target Company or its assets, at Law or in equity, by or before any Governmental Authority or arbitrator, or by or on

- 12 - behalf of any third party. There are no outstanding Orders of any Governmental Authority, and no unsatisfied judgments, penalties or awards, against or affecting any Target Company or its assets. 3.11 Employee Benefit Plans. (a) Section 3.11(a) of the Disclosure Schedule sets forth a complete list of all “employee benefit plans” (as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) as well as any bonus, stock option, equity compensation and deferred compensation plan, program or arrangement, under which any of the Target Companies have any present or future obligations or liability, or with respect to which any Target Company would reasonably expect to have any obligation or liability, on behalf of any current or former employee of any of the Target Companies or the dependents or beneficiaries of such employees (all of the foregoing being referred to in this Agreement as the “Company Benefit Plans”). (b) Except as set forth on Section 3.11(b) of the Disclosure Schedule, each Company Benefit Plan has been operated and administered in compliance in all material respects with its terms, ERISA and the Code. Neither the Target Companies nor, to the Seller’s Knowledge, any other “disqualified person” or “party in interest” (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to a Company Benefit Plan has engaged in a prohibited transaction that could subject any of the Target Companies to a Tax or penalty imposed under Section 4975 of the Code or Sections 502(i), (j) or (l) of ERISA. (c) No Target Company has any obligations or liabilities (contingent or otherwise) with respect to a multiemployer plan within the meaning of §3(37) of ERISA. No Target Company or any of its ERISA Affiliates has (i) incurred or reasonably expects to incur, either directly or indirectly, any material liability under Title I or Title IV of ERISA or related provisions of the Code or applicable local Law relating to employee benefit plans; (ii) failed to timely pay premiums to the Pension Benefit Guaranty Corporation; (iii) withdrawn from any benefit plan; or (iv) engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA. With respect to each Company Benefit Plan (i) no such plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); (ii) no such plan is subject to the minimum funding standards of Section 412 of the Code or Title IV of ERISA, and no Company Benefit Plan has failed to satisfy the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; and (iii) no “reportable event,” as defined in Section 4043 of ERISA, has occurred with respect to any such plan. (d) None of the Target Companies has any obligation to provide health benefits to any employee following termination of employment, except continuation coverage required under Section 4980B of the Code (or equivalent state Law). Other than as required under Section 601 et. seq. of ERISA or other applicable Law, no Company Benefit Plan provides post-termination or retiree welfare benefits to any individual for any reason, and neither any Target Company nor any of its ERISA Affiliates has any liability to provide post-termination or retiree welfare benefits to any individual or ever represented, promised or contracted to any

- 13 - individual that such individual would be provided with post-termination or retiree welfare benefits. (e) Seller has made available to the Purchaser or to the Purchaser’s counsel true, correct and complete copies of the following documents relating to the Company Benefit Plans: (i) all current Company Benefit Plan documents and all current summary plan descriptions, any related trust agreements, insurance contracts or documents of any other funding arrangements that are currently in effect, all amendments, modifications or supplements to any such documents that are currently in effect, the most recent actuarial report, the most recent determination or opinion letter from the IRS and any notices to or from the IRS or any office or representative of the U.S. Department of Labor or any other Governmental Authority relating to any material compliance issues in respect of any such Company Benefit Plan received within the past six (6) years; and (ii) the most recently filed Form 5500 for each Company Benefit Plan for which a Form 5500 is required to be filed, if any. (f) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable determination letter from the Internal Revenue Service that the Company Benefit Plan is so qualified and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal Income Tax under Section 501(a) of the Code has received a determination letter from the Internal Revenue Service that it is so exempt, and, to the Seller’s Knowledge, no event or circumstance has occurred since the date of such determination letter or letters that would adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust. (g) Each Company Benefit Plan that is subject to Section 409A of the Code has been administered in compliance in all material respects with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including notices, rulings and proposed and final regulations) thereunder. No Target Company has any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code. (h) Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of any Target Company to any payment (including severance, golden parachute, transaction bonus, sale bonus or otherwise); (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of Target Company to merge, amend or terminate any Company Benefit Plan; or (iv) increase the amount payable under or result in any other material obligation pursuant to any Company Benefit Plan. (i) All Company Benefit Plans that are group health plans have been operated and administered in compliance in all material respects with the Patient Protection and Affordable Care Act, and applicable regulations and guidance thereunder. Nothing has occurred with respect to any Company Benefit Plan that has subjected or could reasonably be expected to subject any Target Company or any of their ERISA Affiliates or, with respect to any period on or

- 14 - after the Closing Date, Purchaser or any of its Affiliates, to a tax or penalty under Code Section 4980D or 4980H. 3.12 Taxes. Except as set forth in Section 3.12 of the Disclosure Schedule: (a) The Target Companies have (i) filed all Tax Returns required by applicable Law to be filed by the Target Companies, (ii) paid all Taxes shown as due and payable on any such Tax Return and (iii) paid all Taxes related to real property required by applicable Law to be paid by the Target Company. Each such Tax Return is complete and accurate in all material respects. None of the Target Companies is currently a beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business. No waiver or extension of statute of limitations has been given or requested with respect to the assessment, collection or other imposition of any Tax on a Target Company. None of the Target Companies has any material liability for delinquent Taxes. (b) The Target Companies have withheld all material Taxes from payments to employees, agents, contractors, and nonresidents and remitted such amounts to the applicable Governmental Authority in accordance with applicable Law. (c) There are no Liens for Taxes on any assets of the Target Companies other than Permitted Liens. (d) No Tax audits or other Proceedings are pending or, to the Seller’s Knowledge, threatened in writing with regard to any material Tax Returns of any of the Target Companies. (e) The Company is not, and has not been during the applicable period provided in Code Section 897(c), a “United States real property holding corporation” within the meaning of Code Section 897(c). (f) Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events but computed without regard to any Purchaser Compensation Arrangements): (i) result in “excess parachute payments” within the meaning of Code Section 280G(b); or (ii) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Code Section 280G(c). The Seller has made available to the Purchaser true, correct and complete copies of any Section 280G calculations prepared with respect to any disqualified individual in connection with the transactions. (g) The Target Companies have made available to the Purchaser true, complete and correct copies of all Tax Returns for all periods beginning after December 31, 2011. (h) The Target Companies have made available to the Purchaser true, correct and complete copies of all revenue agents’ reports from Governmental Authorities for each of the last three taxable years of the Target Companies preceding the Closing Date.

- 15 - (i) The Target Companies’ liability for unpaid Taxes does not, in the aggregate, exceed the amount of the liability accruals for Taxes (excluding reserves for deferred Taxes) on the Latest Balance Sheet Date as adjusted for the passage of time through the Closing Date. (j) No Target Company is a party to or bound by any Tax Sharing Agreement with respect to any Post-Closing Tax Period other than an Ordinary Course Tax Sharing Agreement. (k) There are no requests for rulings or determinations in respect of Taxes of the Target companies pending with any Governmental Authority. (l) During the last five (5) years preceding the Closing Date, no Proceeding has been commenced or threatened against any Target Company by any Governmental Authority in a jurisdiction where the Target Companies do not file Tax Returns alleging that any Target Company is subject to Taxes, or is required to file Tax Returns, in that jurisdiction. (m) The Target Companies do not own any interest in any controlled foreign corporation (as defined in Code Section 957), any passive foreign investment target companies (as defined in Code Section 1297) or any other entity the income of which is required to be included in the income of the Target Companies on a current basis without regard to whether the Target Companies have received a dividend from the entity (but excluding any Target Company that is treated as a disregarded entity for federal Income Tax purposes). (n) No Target Company has failed to disclose on its federal Income Tax Return all positions taken therein that could give rise to substantial understatement of federal Income Taxes within the meaning of Code Section 6662. (o) No Target Company (i) is or has ever been a member of an Affiliated Group (other than an Affiliated Group the common parent of which is the Company) or (ii) has any actual or contingent liability for the Taxes of any Person (other than another Target Company) under Treasury Regulations Section 1.1502-6 (or any similar Tax provision of state, local, or foreign Tax Law), as transferee or as a successor. (p) No Target Company will be required to include any item of income in, or exclude any item of deduction from, any Post-Closing Tax Period (or portion of a Straddle Period beginning after the Closing Date) as a result of any (A) adjustment under Code Section 481(a) by reason of a change in accounting method which affects any taxable year beginning after December 31, 2011, (B) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign Income Tax Law), (C) installment sale made on or prior to the Closing Date, (D) election made pursuant to Code Section 108(i), (E) prepaid amount received on or prior to the Closing Date; or (F) application pending with any Governmental Authority requesting permission for any changes in accounting methods. (q) No Target Company (i) is a party to any power of attorney with respect to a Tax matter that will be in force on the Closing Date; (ii) has participated in or cooperated with an international boycott within the meaning of Code Section 999; or (iii) has engaged in a “listed

- 16 - transaction” or acted as a “material advisor” with respect thereto within the meaning of Code Sections 6011 and 6112 or as defined in Code Section 6111. (r) The Seller has made available to the Purchaser true, correct and complete copies of Tax Certificates for at least 50% of the aggregate Certificate Subject Sales during the Tax Certificate Period. (s) The representations and warranties in this Section 3.12 and Section 3.11 (Employee Benefit Plans) constitute the sole and exclusive representations and warranties regarding any Tax matters of the Target Companies, including representations and warranties regarding compliance with Tax Laws, liability for Taxes, the filing of Tax Returns, and accruals and reserves for Taxes on any financial statement or the books and records of the Target Companies. No representation or warranty in this Section 3.12 or in Section 3.11 other than the representations and warranties in Section 3.12(e), (f), (j), (m), (o), and (p) relates to the availability of any Tax attribute or credit in a Post-Closing Tax Period (or portion of a Straddle Period beginning after the Closing Date) or the amount of Taxes payable by any of the Target Companies in a Post-Closing Tax Period (or portion of a Straddle Period beginning after the Closing Date). 3.13 Contracts and Commitments. (a) Section 3.13 of the Disclosure Schedule sets forth a list of all Key Contracts. The Seller has made available to the Purchaser a true, correct and complete copy (including all modifications, amendments and supplements thereto and waivers thereunder) of each written Key Contract. Each Key Contract is valid and binding on the applicable Target Company in accordance with its terms and is in full force and effect. (b) None of the Target Companies and, to the Seller’s Knowledge, no other party to any such Key Contract, is in breach thereof or default thereunder in any material respect, and there does not exist under any Key Contract any event which, with or without the giving of notice or the lapse of time, would constitute such a breach or default. No Target Company has received any written notice or to the Seller’s Knowledge, verbal notice, of cancellation or termination in connection with any Key Contract. 3.14 Compliance with Laws. Each of the Target Companies is, and for the past three (3) years has been, in compliance in all material respects with all applicable Laws and all Orders of any Governmental Authority applicable to the Target Companies. Each Target Company is and has been in compliance with all applicable Laws promulgated by the U.S. National Highway Traffic Safety Administration. The Target Companies have all material permits, certificates, licenses, approvals and other authorizations required under applicable Laws or necessary in connection with the conduct of their businesses. Notwithstanding anything to the contrary contained in this Agreement, no representation is made in this Section 3.14 with respect to the matters described in Sections 3.11 (Employee Benefit Plans), 3.12 (Taxes), 3.15 (Employment and Labor Matters) or 3.16 (Environmental Matters). 3.15 Employment and Labor Matters.

- 17 - (a) Section 3.15(a) of the Disclosure Schedule lists all employees of each of the Target Companies, as well as each such employee’s (i) annual salary or hourly rate of pay; (ii) other compensation payable (including compensation payable pursuant to bonus, incentive, deferred compensation, commission, or similar arrangements); (iii) position; (iv) work location and employing entity; (v) date of commencement and date of recognized service (if different); (vi) the employee’s status as full-time, part-time or temporary, as applicable; and (vii) whether such employee is on inactive or leave status and for each employee of a Target Company with an annual base salary in excess of $80,000, whether such employee is on inactive or leave status, the reason for such inactive or leave status, the date the inactive or leave status started and the anticipated date of such employee’s return to work from such inactive or leave status. Section 3.15(a) of the Disclosure Schedule further lists each independent contractor who works for or in connection with a Target Company, as well as each such independent contractor’s (i) fee; (ii) description of services or deliverables; and (iii) date and term of any independent contractor agreement entered into in connection with such contractor’s services for or in connection with such Target Company. Section 3.15(a) of the Disclosure Schedule sets forth the correct classification of the independent contractors and employees of a Person other than a Target Company whose services are leased to the Target Companies. No claim has been received, or to the Seller’s Knowledge, has been threatened, by or on behalf of any such individual that is contrary to such individual’s classification. All current and past employees of the Target Companies classified as exempt under the Fair Labor Standards Act and comparable state and local Laws are properly classified and have been properly classified for the past three (3) years. All current and past independent contractors of the Target Companies are properly classified as non-employees of any Target Company and have been properly classified for the past three (3) years. (b) Each of the Target Companies is, and for the past three (3) years has been, in compliance in all material respects with all applicable Laws regarding employment and employment practices, terms and conditions of employment and wages and hours applicable to the business of such Target Company (the “Labor Laws”), including but not limited to those relating to discrimination, harassment, retaliation, hours of work, compensation, payment of wages and overtime, meal and rest periods, employment, termination of employment, employee benefits, and notice and severance obligations. (c) Except as set forth on Section 3.15(c) of the Disclosure Schedule, no Target Company is party to any collective bargaining agreement covering business of such Target Company or is engaged in or seeking to be engaged in collective bargaining with respect to its employees. No Target Company has engaged in any unfair labor practice in relation to the operation of its business or with respect to any of its employees. There is no unfair labor practice charge or complaint against any of the Target Companies pending before the National Labor Relations Board or, to the Seller’s Knowledge, threatened. There is no labor strike, slowdown, work stoppage or lockout in effect or, to the Seller’s Knowledge, threatened against, or involving the business of, the Target Companies. There are no union organizing activities or campaigns occurring or, to the Seller’s Knowledge, threatened against any Target Company and there have not been any at any time in the past three (3) years. (d) Except as set forth on Section 3.15(d) of the Disclosure Schedule, no Target Company is party or subject to any Proceeding brought by or on behalf of any applicant

- 18 - for employment with any Target Company, employee, independent contractor, or any class of the foregoing, or to any Order, audit, compliance review or investigation of any kind regarding employment or labor practices, including but not limited to any audit, compliance review or investigation by the Equal Employment Opportunity Commission, Department of Labor, Occupational Safety and Health Administration, or Office of Federal Contract Compliance Programs, or any similar state or local agency. (e) In the year preceding the date of this Agreement, no Target Company has engaged in any plant closing, workforce reduction or other action related to any current or former employees which has resulted or could result in liability under the Worker Adjustment and Retraining Notification Act of 1988 or under any comparable Law or regulation of a state, local or foreign jurisdiction applicable to its business (“WARN Act”), and have not issued any notice that any such action is to occur in the future. (f) Each employee of any Target Company located in the United States and hired after November 8, 1986, has completed and the Target Company has retained a Form I-9 in accordance in all material respects with applicable rules and regulations, and no employee is a non-immigrant employee whose status would terminate or otherwise be affected by the transactions contemplated by this Agreement. (g) Except as set forth on Section 3.15(g) of the Disclosure Schedule, no employee having a total annual compensation of more than $50,000 has given notice to any Target Company of his or her intent to terminate employment with such Target Company. (h) Except as set forth on Section 3.15(h) of the Disclosure Schedule, the employment relationship between each Target Company and its employees is “employment at will.” (i) With respect to each Government Contract, the applicable Target Company is and has been in compliance in all material respects with Executive Order No. 11246 of 1965 (“E.O. 11246”), Section 503 of the Rehabilitation Act of 1973 (“Section 503”) and the Vietnam Era Veterans’ Readjustment Assistance Act of 1974 (“VEVRAA”), including all implementing regulations, and all comparable Laws or regulations of any Governmental Authority. Each applicable Target Company maintains and complies in all material respects with affirmative action plans in compliance with E.O. 11246, Section 503 and VEVRAA, including all implementing regulations, and all comparable Laws or regulations of any Governmental Authority. To the Seller’s Knowledge, no Target Company is the subject of any audit, investigation or enforcement action by any Governmental Authority in connection with any Government Contract or related compliance with E.O. 11246, Section 503, VEVRAA, and all comparable Laws or regulations of a Governmental Authority. No Target Company has been debarred, suspended or otherwise made ineligible from doing business with the United States government or, to the Seller’s Knowledge, any state, local, or foreign government contractor. 3.16 Environmental Matters. Except as set forth in Section 3.16 of the Disclosure Schedule: (a) there are no Environmental Claims with respect to the Target Companies pending or, to the Seller’s Knowledge, threatened against the Target Companies; (b) each of the Target Companies is, and for the past five (5) years has been, in material compliance with all

- 19 - Environmental Laws; (c) no Target Company has been ordered by any Governmental Authority or required as a result of an Environmental Claim to perform or pay for any investigation or clean-up relating to Hazardous Materials on any Real Property or any other real property (in each case, including any buildings, structures, improvements, soils and surface, subsurface and ground waters thereof) currently or formerly owned, operated or leased by or for any Target Company or to where any Hazardous Materials generated by the operations of any Target Company or a Target Company predecessor have been sent for recycling, treatment, processing or disposal, which payment, investigation or clean-up has not been completed with no ongoing liability as of the Closing Date; (d) no Target Company currently owns or operates any underground tank or underground container for storage or treatment of Hazardous Materials, in each case except in material compliance with Environmental Laws; (e) each of the Target Companies has obtained, and is and has been in the past five (5) years in material compliance with, all Environmental Permits required under Environmental Laws for the operation of the business of the Target Companies; (f) none of the Target Companies is subject to any outstanding Order imposing actions or monetary payments that have not been fully completed as of the Closing Date related to any Environmental Laws or Environmental Claims in respect of the Target Companies; (g) no Real Property is listed on, or has been publicly proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list; (h) neither the Seller nor any Target Company or Target Company predecessor has retained or assumed, by contract, any material liabilities of third parties under Environmental Law; and (i) there has been no Release of Hazardous Materials (i) on, at or from any real property to which any waste of any Target Company or Target Company predecessor has been sent for treatment, processing, recycling or disposal of waste, or (ii) by any Target Company or Target Company predecessor on, at or from any Real Property or any other real property formerly owned or leased by any Target Company or Target Company predecessor, in each case for which any Target Company is or will be required to pay for or perform any investigation or clean-up under any Environmental Law or as a result of an Environmental Claim. Notwithstanding anything to the contrary, the Seller is not making any representations or warranties in this Agreement or otherwise with respect to environmental matters except for the specific representations and warranties provided in this Section 3.16. 3.17 Insurance. (a) Set forth in Section 3.17(a) of the Disclosure Schedule is a list of all material policies of property, fire and casualty, product liability, general liability, workers’ compensation and other forms of insurance held by the Target Companies with respect to the business of the Target Companies. True, correct and complete copies of such policies have been made available to the Purchaser. (b) (i) The policies listed in Section 3.17(a) of the Disclosure Schedule are in full force and effect and, to the Seller’s Knowledge, are free from any right of termination on the part of the insurance carriers, (ii) all premiums and retained losses within deductibles or self- insured retentions due with respect thereto have been paid or accrued, (iii) no notice of termination or cancellation has been received by any of the Target Companies with respect to any such policy and (iv) no notice has been received by any of the Target Companies that indicates that material changes in any such policy are required as a condition to the continuation of coverage under, or renewal of, any such policy.

- 20 - (c) The Seller has made available to the Purchaser a true, correct and complete copy of the loss-runs for the Target Companies for the past three (3) years. 3.18 Affiliate Transactions. Except as set forth in Section 3.18 of the Disclosure Schedule, as of the date hereof, there are no contracts, including leases, between any of the Target Companies, on the one hand, and the Seller or any Affiliate of the Seller (other than the Target Companies), on the other hand (the “Affiliate Agreements”). 3.19 Bank Accounts. Section 3.19 of the Disclosure Schedule lists all bank, money market, savings and similar accounts and safe deposit boxes of each Target Company, specifying the account numbers and the authorized signatories related thereto. 3.20 Suppliers. Section 3.20 of the Disclosure Schedule sets forth the names of the ten (10) largest suppliers of each of the TBEI Entities, taken together, and the Travis Entities, taken together (measured by dollar value for the twelve (12) calendar months ended September 30, 2016) and the applicable dollar value for such period. Since September 30, 2016, none of such suppliers has notified the Seller or the appropriate Target Company that it is (a) cancelling or terminating its relationship with such Target Company, or (b) adversely modifying its relationship with such Target Company in any material respect. Section 3.20 of the Disclosure Schedule sets forth the name of each supplier listed on Section 3.20 of the Disclosure Schedule with whom a Target Company has had a dispute (whether written or oral) with a value in excess of $100,000 at any time since January 1, 2015 and the estimated dollar value for such dispute. 3.21 Customers. Section 3.21 of the Disclosure Schedule sets forth the names and addresses of the ten (10) largest customers of each Target Company conducting manufacturing operations (measured by dollar value for the twelve (12) calendar months ended September 30, 2016) and the applicable dollar value for such period. Since September 30, 2016, none of such customers has notified the Seller or the appropriate Target Company that it is (a) cancelling or terminating its relationship with such Target Company, or (b) adversely modifying its relationship with such Target Company in any material respect. Section 3.21 of the Disclosure Schedule sets forth the name of each customer listed on Section 3.21 of the Disclosure Schedule with whom a Target Company has had a dispute (whether written or oral) with a value in excess of $100,000 at any time since January 1, 2015 and the estimated dollar value for such dispute. 3.22 Warranties; Product Liability. Each product manufactured by the Target Companies has been, within the last five (5) years, in all material respects, in conformity with all applicable contractual commitments and all express or written warranties, and the Target Companies have no liability for replacement or repair thereof or other damages in connection therewith beyond any such applicable express, written warranty rights. The Seller has made available to the Purchaser true, complete and correct copies of the standard written terms and conditions of sale or lease currently used or currently in effect for each Target Company (including any applicable written guaranty, warranty and indemnity provisions). No Target Company has provided any material oral warranty with respect to any product manufactured by the Target Company. Except as set forth in Section 3.22 of the Disclosure Schedule, at any time since January 1, 2015, there has been no warranty claim asserted against any Target Company for an amount in excess of $2,500 and there has been no product liability claim asserted against any Target Company.

- 21 - 3.23 Capital Expenditures. Section 3.23 of the Disclosure Schedule sets forth a true, correct and complete list of each individual capital expenditure in excess of $150,000 made by a Target Company since January 1, 2015. 3.24 Compliance with Anticorruption Laws. No Target Company, nor any officer, director, or employee of any Target Company, nor, to the Seller’s Knowledge, any agent or representative of any Target Company, acting in such capacity within the last five (5) years: (a) has directly or indirectly violated any provision of the Foreign Corrupt Practices Act of 1977 (as amended), the U.K. Bribery Act 2010 or any other anti-bribery or anti-corruption Laws of any jurisdiction applicable to such Target Company (collectively, the “Anti-Corruption Laws”); or (b) has received any written notice from any Governmental Authority with respect to any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to any Anti-Corruption Law. 3.25 Export and Trade Compliance. Each Target Company has been for the past five (5) years and is in compliance in all material respects with applicable export control and trade and economic sanctions Laws, including, but not limited to, the U.S. Commerce Department’s Export Administration Regulations, the U.S. State Department’s International Traffic in Arms Regulations, U.S. Customs regulations, sanctions Laws and regulations maintained by the U.S. Treasury Department’s Office of Foreign Assets Control, Anti-Boycott Laws and regulations, country of origin Laws and product marking Laws, free trade agreements provisions, and restricted party screening, as well as all applicable export control, sanctions, customs, marking, country of origin, free trade agreement and other trade compliance Laws and regulations of other jurisdictions and Governmental Authorities. 3.26 Brokers. Except for Harris Williams & Co., no broker, finder or financial advisor or other Person is entitled to any brokerage fees, commissions, finders’ fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by the Seller, the Target Companies or any of their respective directors, managers, officers, employees, representatives or agents. 3.27 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLES II AND III (AS MODIFIED BY THE DISCLOSURE SCHEDULE, AS SUPPLEMENTED OR AMENDED), NEITHER THE SELLER NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE SELLER OR THE TARGET COMPANIES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND ANY OTHER ASSETS, RIGHTS OR OBLIGATIONS TO BE SOLD, CONVEYED, ASSIGNED, TRANSFERRED AND DELIVERED HEREUNDER OR PURSUANT HERETO (INCLUDING THE SHARES), AND THE SELLER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE SELLER, ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLES II AND III (AS MODIFIED BY THE DISCLOSURE SCHEDULE, AS SUPPLEMENTED OR AMENDED), THE SELLER HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION,

- 22 - FORECAST, STATEMENT OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING (IN THE CONFIDENTIAL INFORMATION MEMORANDUM OR OTHERWISE)) TO THE PURCHASER, ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO THE PURCHASER BY THE SELLER, ANY DIRECTOR, OFFICER, MANAGER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF THE SELLER OR ANY OF ITS AFFILIATES OR ANY OTHER PERSON). NOTWITHSTANDING ANYTHING TO THE CONTRARY, NEITHER THE SELLER NOR ANY OTHER PERSON MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE PURCHASER REGARDING ANY PROJECTIONS OR THE FUTURE OR PROBABLE PROFITABILITY, SUCCESS, BUSINESS, OPPORTUNITIES, RELATIONSHIPS AND OPERATIONS OF THE TARGET COMPANIES. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER The Purchaser represents and warrants to the Seller as follows: 4.1 Organization; Good Standing; Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Purchaser has all requisite power and authority to enter into this Agreement and the other Transaction Documents to which the Purchaser is a party and to consummate the transactions contemplated hereby and thereby. 4.2 Authority. This Agreement has been, and the other Transaction Documents to which the Purchaser is a party will be, duly authorized by all necessary corporate power or other action of the Purchaser, and this Agreement has been, and the other Transaction Documents to which the Purchaser is a party will be, duly executed and delivered by the Purchaser (to the extent a party thereto), and constitutes or will constitute a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors’ rights generally, and general equitable principles. 4.3 No Violation; Consents and Approvals. (a) The execution and delivery by the Purchaser of this Agreement and the other Transaction Documents to which the Purchaser is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, (a) in any material respect, conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under (i) any provision of the Fundamental Documents of the Purchaser, (ii) any Order applicable to the Purchaser or the property or assets of the Purchaser or (iii) any Law applicable to the Purchaser or the property or assets of the Purchaser or (b) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of the Purchaser under, any material contract to which the Purchaser is a party or by which the Purchaser or any assets of the Purchaser may be bound;

- 23 - provided, however, that no representation or warranty is made in the foregoing clauses (a)(ii), (a)(iii) or (b) with respect to matters that would not, individually or in the aggregate, prevent the Purchaser from consummating the transactions contemplated hereby. (b) No Governmental Approval is required to be obtained or made by or with respect to the Purchaser in connection with the consummation of the transactions contemplated hereby, except for compliance with the applicable requirements of the HSR Act or any other Antitrust Law. 4.4 Litigation. There are no Proceedings pending or, to the knowledge of the Purchaser, Proceedings threatened against the Purchaser or affecting the Purchaser’s assets, at Law or in equity, by or before any Governmental Authority, or by or on behalf of any third party, that are reasonably likely to prevent the Purchaser from consummating the transactions contemplated hereby. 4.5 Funding. The Purchaser has (and will have on the Closing Date) the necessary and immediately available funding through cash on hand or under its credit facilities to meet all of its obligations under this Agreement and the other Transaction Documents to which the Purchaser is a party, including its obligation to pay the Closing Purchase Price, all other amounts required to be paid under Section 1.4, any adjustments to the Closing Purchase Price and all of the Purchaser’s fees and expenses incurred in order to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which the Purchaser is a party. 4.6 Solvency. (a) Immediately after giving effect to the transactions contemplated by this Agreement (including any debt and equity financings being entered into in connection therewith): (i) the fair saleable value (determined on a going concern basis) of the assets of the Purchaser and its Subsidiaries (including, following the Closing, the Target Companies) shall be greater than the total amount of their liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (ii) each of the Purchaser and its Subsidiaries (including, following the Closing, the Target Companies) shall be able to pay their debts and obligations in the ordinary course of business as they become due; and (iii) each of the Purchaser and its Subsidiaries (including, following the Closing, the Target Companies) shall have adequate capital to carry on their businesses and all businesses in which they are about to engage. (b) In completing the transactions contemplated by this Agreement, the Purchaser does not intend to hinder, delay or defraud any present or future creditors of the Purchaser or the Target Companies.

- 24 - 4.7 Brokers. No broker, finder or financial advisor or other Person is entitled to any brokerage fees, commissions, finders’ fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by the Purchaser or any of their respective partners, directors, managers, officers, employees, representatives or agents. 4.8 Investigation. THE PURCHASER ACKNOWLEDGES AND AGREES THAT (I)(A) THE ONLY REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE BY THE SELLER ARE THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE IN THIS AGREEMENT, (B) NONE OF THE SELLER, THE TARGET COMPANIES, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSONS HAVE MADE ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE PROJECTIONS, AND (C) THE PURCHASER HAS NOT RELIED UPON ANY OTHER REPRESENTATIONS, WARRANTIES OR OTHER INFORMATION MADE OR SUPPLIED BY OR ON BEHALF OF THE SELLER, THE TARGET COMPANIES OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSONS, INCLUDING THE PROJECTIONS OR ANY INFORMATION PROVIDED BY OR THROUGH THEIR FINANCIAL ADVISORS, INCLUDING THAT INFORMATION PROVIDED IN THE CONFIDENTIAL INFORMATION MEMORANDUM, OR MANAGEMENT PRESENTATIONS, DATA ROOMS OR OTHER DUE DILIGENCE INFORMATION AND THAT THE PURCHASER WILL NOT HAVE ANY CLAIM, RIGHT OR REMEDY ARISING OUT OF ANY SUCH REPRESENTATION, WARRANTY OR OTHER INFORMATION, (II) ANY CLAIMS THE PURCHASER MAY HAVE FOR BREACH OF REPRESENTATION OR WARRANTY SHALL BE BASED SOLELY ON THE REPRESENTATIONS AND WARRANTIES OF THE SELLER SET FORTH IN ARTICLES II AND III HEREOF (AS MODIFIED BY THE DISCLOSURE SCHEDULE, AS SUPPLEMENTED OR AMENDED) (III) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PURCHASER SHALL ACQUIRE THE SHARES, AND THE TARGET COMPANIES WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR ANY PARTICULAR PURPOSE, IN “AS IS” CONDITION AND ON A “WHERE IS” BASIS AND (IV) NEITHER THE PURCHASER NOR ANY OF ITS AFFILIATES SHALL HAVE ANY CLAIM FOR LOSSES TO THE EXTENT RESULTING FROM, OR CAUSED BY, THE KNOWLEDGE OF PERSONS OTHER THAN THE PARTIES HERETO OF THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE IDENTITY OF THE PURCHASER). FOR THE AVOIDANCE OF DOUBT AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PURCHASER AGREES THAT THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE THE PROJECTIONS, THAT THE PURCHASER IS FAMILIAR WITH SUCH UNCERTAINTIES, THAT THE PURCHASER IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL PROJECTIONS SO FURNISHED TO IT AND ANY USE OF OR RELIANCE BY THE PURCHASER ON SUCH PROJECTIONS SHALL BE AT ITS SOLE RISK, AND THE PURCHASER SHALL NOT HAVE ANY CLAIM AGAINST ANY PERSON WITH RESPECT THERETO.

- 25 - ARTICLE V COVENANTS OF THE PARTIES 5.1 Conduct of Business. Except (i) as contemplated by or necessary to effectuate this Agreement, (ii) as required by applicable Law or (iii) as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date hereof to the Closing Date, unless the Purchaser otherwise consents in writing in advance (which consent shall not be unreasonably withheld, conditioned or delayed), the Seller will cause the Target Companies to: (x) conduct the business of the Target Companies in the ordinary course of business; and (y) use commercially reasonable efforts to obtain the applicable Tax Certificate for each Certificate Subject Sale occurring during the period from the date of this Agreement to the Closing Date. Without limiting the generality of the foregoing, except (i) as contemplated by or necessary to effectuate this Agreement, (ii) as required by applicable Law, or (iii) as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date of this Agreement to the Closing Date, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), the Seller will cause the Target Companies not to: (a) incur, assume or guarantee any Indebtedness, other than (i) in connection with the purchase or lease of capital equipment as set forth in the capital expenditure plan provided in Section 5.1 of the Disclosure Schedule, (ii) unsecured Indebtedness that will otherwise be paid pursuant to Section 1.4(b) or (iii) borrowings under the Senior Credit Facilities, which will be paid pursuant to Section 1.4(b); (b) except for the Redemption, issue, sell, deliver, redeem or purchase any of the equity securities of any of the Target Companies, or grant or enter into any options, warrants, rights, agreements or commitments with respect to the issuance of the securities of any of the Target Companies, or amend any terms of any such equity securities or agreements, in each case except for issuances of securities upon the exercise of outstanding options and warrants and redemptions or purchases pursuant to the terms of existing agreements or contracts of the Target Companies; (c) increase the rate of compensation or benefits (other than customary periodic raises in the ordinary course of business) of, or pay or agree to pay any benefit to, present or former members, managers, directors, officers or employees of the Target Companies, except (i) as may be required by any existing Company Benefit Plan or any agreement, policy, program or arrangement of the Target Companies or (ii) that would be deemed a Transaction Expense; (d) enter into, adopt, terminate or amend any Company Benefit Plan, employment, change in control, severance agreement, stay or completion bonus, or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, except (i) as may be required by any existing Company Benefit Plan or any agreement, policy, program or arrangement of the Target Companies or (ii) that would be deemed a Transaction Expense;

- 26 - (e) sell, lease, transfer or otherwise dispose of any material capital assets, real, personal or mixed, or mortgage or encumber any material properties or assets, whether real or personal other than (i) inventory sold in the ordinary course of business or (ii) Permitted Liens; (f) acquire or agree to acquire by merging or consolidating with, or by purchasing the stock or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material to the Target Companies, taken as a whole, other than in connection with the purchase or lease of capital equipment; (g) effectuate a “plant closing” or “mass layoff” (as those terms are defined under the WARN Act) of employees of any of the Target Companies; (h) amend any of the Fundamental Documents of any of the Target Companies; (i) change any of its material accounting principles, methods or practices other than as required by GAAP; (j) change any of its cash management principles, methods or practices or its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits; (k) change its standard cost of inventory; (l) enter into any agreement that would constitute a Key Contract, other than in the ordinary course of business; (m) amend, modify or terminate any Key Contract, other than in the ordinary course of business; (n) enter into a new line of business or abandon or discontinue any existing line of business; (o) make any material Tax election inconsistent with past practice; change or amend any material Tax election; amend any Tax Return with respect to any material Tax; adopt or change any accounting method or period in respect of Taxes; enter into any Tax-sharing, allocation, compensation or like agreement; settle any claim or assessment in respect of any material Taxes; request any Tax ruling; consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect to Taxes; or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of materially increasing the Tax liability or materially reducing any Tax asset of the Purchaser in respect of any taxable period that ends after the Closing Date, or omit to take any action relating to the filing of any Tax Return or the payment of any material Tax; or

- 27 - (p) agree, whether in writing or otherwise, to do any of the foregoing. Notwithstanding anything to the contrary, nothing contained herein shall give to the Purchaser, directly or indirectly, the right to control or direct the business of the Target Companies prior to the Closing. For the avoidance of doubt, to the extent not prohibited above, the Seller (in its sole discretion) may and may cause the Target Companies to at any time or from time to time prior to the Closing use any cash on hand for any purpose (including making distributions or dividends to the Seller or any of its Affiliates, paying any Taxes (including estimated Taxes) or repaying any Company Indebtedness). 5.2 Access to Information; Confidentiality. (a) During the period from the date of this Agreement through the Closing Date, the Seller shall cause the Target Companies to give the Purchaser and its agents and authorized representatives (including prospective lenders) reasonable access in accordance with the terms of the Confidentiality Agreement (as defined below) to all offices, books and records, officers, employees and advisors of the Target Companies as the Purchaser may reasonably request (upon reasonable prior notice) during normal business hours. The Purchaser covenants that any investigation shall be conducted in such a manner as not to unreasonably disrupt the normal operations of the Target Companies. Notwithstanding anything to the contrary, nothing herein shall be construed as granting the Purchaser or its representatives access to any Real Property for purposes of performing environmental testing, assessment, investigation, sampling or testing without the prior written approval of the Seller, in its sole discretion. (b) From and after the Closing Date but solely with respect to transactions of the Target Companies occurring prior to and relating to the Closing, (i) for any reasonable business purpose, (ii) to the extent necessary for the preparation of financial statements, regulatory filings or Tax returns of the Seller or their Affiliates, (iii) in connection with any Proceeding or (iv) in connection with the determination of any matter relating to the rights or obligations of the Seller or any of their Affiliates under this Agreement or any of the other Transaction Documents to which they are party, including, without limitation, the Seller’s rights under Section 5.16, the Purchaser shall give the Seller and its agents and authorized representatives reasonable access to all offices, facilities, books and records, officers, employees and advisors of the Target Companies, as the Seller may reasonably request (upon reasonable prior notice) during normal business hours; provided, however, that the Purchaser is not under any obligation to disclose to the Seller or any such representative any information the disclosure of which is restricted by contract or applicable Law or could compromise any applicable privilege (including the attorney-client privilege). The Seller covenants that any investigation shall be conducted in such a manner as not to unreasonably disrupt the normal operations of the Target Companies. (c) Until the Closing, any information provided to or obtained by the Purchaser relating to the Seller, the Target Companies and any of their respective Affiliates shall be deemed confidential information as described in the Confidentiality Agreement dated as of December 7, 2016, between the Company and the Purchaser (the “Confidentiality Agreement”), and shall be held by the Purchaser in accordance with, and be subject to the terms of, the Confidentiality Agreement. Notwithstanding anything to the contrary, the terms and provisions

- 28 - of the Confidentiality Agreement shall survive the termination of this Agreement in accordance with the terms thereof. In the event of the termination of this Agreement prior to the Closing for any reason, the Purchaser shall comply with the terms and provisions of the Confidentiality Agreement. (d) Notwithstanding anything to the contrary, GenNx360 Capital Partners, L.P., GenNx360 Management Company and their respective Affiliates (collectively, “GenNx”) may disclose this Agreement, the Transaction Documents and its and their terms and conditions to their limited partners, advisors, members or other investors or potential investors; provided, however, that the Seller or GenNx instructs such Persons to keep such information confidential and not use such information for any purpose other than the evaluation of the transactions contemplated hereby and that the Seller shall be responsible for any such Person’s failure to maintain the confidentiality of such information or use of such information for any purpose other than the evaluation of the transactions contemplated hereby. (e) At all times prior to the Closing, the Seller agrees to provide, and agrees to cause the Target Companies to provide, full cooperation to the Purchaser in a manner that does not interfere in any material respect with the conduct of the business of the Target Companies in connection with the preparation of the consolidated audited financial statements of the Target Companies that satisfy the Purchaser’s requirement to comply with SEC Rule 3-05. Specifically, to comply with SEC Rule 3-05, the Purchaser may be required to engage another independent accounting firm to conduct audits of consolidated financial statements of the Target Companies previously audited by CLA or Doeren Mayhew. In connection with these audits, the Seller agrees to, and to cause the Target Companies to (i) provide full access of its employees during normal business hours during the period from the date of this Agreement through the Closing, (ii) request that CLA or Doeren Mayhew provide full, unrestricted access to the applicable audit workpapers, (iii) provide for the execution of the applicable management representation letters in connection with the audits and (iv) bear the cost of any fees charged by CLA or Doeren Mayhew in connection with providing access to the applicable audit workpapers to representatives of the Purchaser. Except for those costs referenced in (iv) above, all other accountants’ fees and expenses shall be borne by the Purchaser. For the avoidance of doubt, the preparation, in and of itself, of audited consolidated financial statements of the Target Companies to satisfy the Purchaser’s requirement to comply with SEC Rule 3-05 shall not be a condition to the Closing. 5.3 Preservation of Records. Following the Closing, the Purchaser agrees that it shall, and it shall cause the Target Companies to, preserve and keep the records held by them or their Affiliates as of the Closing Date relating to the business of the Target Companies Date in accordance with the terms of the Purchaser’s applicable document retention policy for a period of seven (7) years from the Closing Date. 5.4 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto shall (i) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement at the earliest practicable date (including actions necessary to prevent the entry of any injunction or other Order and to appeal as promptly as possible any such injunction or other Order that may be entered in connection with the transactions contemplated by this Agreement) and (ii) refrain from taking

- 29 - any actions that could reasonably be expected to impair, delay or impede the Closing. Without limiting the foregoing, each party shall use its reasonable best efforts to cause the Closing to occur by the Outside Date. 5.5 Consents. Without limiting the generality of Sections 5.4 and 5.6, each of the parties hereto will use its commercially reasonable efforts to obtain all licenses, permits, authorizations, consents and approvals of all third parties and Governmental Authorities necessary in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing, including the consents and approvals referred to in Sections 2.5, 3.4 and 4.3. Each of the parties hereto will make or cause to be made all filings and submissions under applicable Laws as may be required for the consummation of the transactions contemplated by this Agreement. The parties hereto will coordinate and cooperate with each other in exchanging such information and assistance as any of the parties hereto may reasonably request in connection with the foregoing. 5.6 HSR Filings and Authorizations; Consummation. (a) Each of the Purchaser and the Seller shall (i) make or cause to be made all filings required of each of them or any of their respective Subsidiaries or Affiliates under the HSR Act or other Antitrust Laws (and such filings shall request “early termination” of any applicable waiting periods) with respect to the transactions contemplated hereby as promptly as practicable and, in any event, within five (5) Business Days after the date of this Agreement in the case of all filings required under the HSR Act and within ten (10) Business Days in the case of all other filings required by other Antitrust Laws, (ii) comply at the earliest practicable date with any request under the HSR Act or other Antitrust Laws for additional information, documents, or other materials received by each of them or any of their respective Subsidiaries or Affiliates from the Federal Trade Commission (“FTC”), the Department of Justice or any other Governmental Authority in respect of such filings or such transactions, and (iii) cooperate with each other in connection with any such filing (including, to the extent appropriate and permitted by applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, the Department of Justice or other Governmental Authority under any Antitrust Laws with respect to any such filing or any such transaction. Each such party shall use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. The parties shall each pay one-half of all filing fees under the HSR Act or other Antitrust Laws. (b) To the extent not expressly barred by applicable Law or by the applicable Governmental Authority, each such party shall promptly inform the other party hereto of any oral communication with, and provide copies of written communications with, any Governmental Authority regarding any such filings or any such transaction. Neither the Purchaser nor the Seller or any of their respective Subsidiaries or Affiliates shall independently participate in any formal meeting with any Governmental Authority in respect of any such filings, investigation, or other inquiry without giving the other party hereto prior notice of the meeting and, to the extent appropriate and permitted by such Governmental Authority, the

- 30 - opportunity to attend and/or participate. Subject to applicable Law, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the HSR Act or other Antitrust Laws. Any party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other parties under this Section 5.6 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials. (c) Each of the Purchaser and the Seller shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or constituting anticompetitive conduct (collectively, the “Antitrust Laws”). Each of the Purchaser and the Seller shall use commercially reasonable efforts to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. 5.7 Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements, the parties hereto shall not issue any report, statement or press release or otherwise make any other public statement with respect to this Agreement and the transactions contemplated hereby without prior consultation with and approval of the other party; provided, that nothing contained herein shall limit a party’s ability to take action, and to disclose information in connection therewith, to exercise such party’s rights under this Agreement or any Transaction Document or otherwise in connection with the transactions contemplated hereby. 5.8 Updates. From and after the date of this Agreement until the Closing Date, the Seller shall promptly notify the Purchaser by written update to the Disclosure Schedule hereto (i) if any representation or warranty made by the Seller in this Agreement was, when made, or has subsequently become, untrue in any material respect, (ii) of the occurrence or non- occurrence of any event the occurrence or non-occurrence of which has caused or would reasonably be expected to cause any condition to the obligations of the Purchaser to effect the transactions contemplated by this Agreement not to be satisfied, or (iii) of the failure of the Seller to comply in all material respects with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which may reasonably be expected to result in any condition to the obligations of any party hereto to effect the transactions contemplated hereby not to be satisfied (each a “Update”). Any disclosure in any such Update shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 6.2(a) have been satisfied; provided, however, that, notwithstanding the foregoing, to the extent that (i) any Update relates to facts or conditions, or the occurrence of any event, arising after the

- 31 - date of this Agreement, (ii) the representation or warranty to which the subject matter of any such Update specifically relates was, without giving effect to the facts, conditions or event disclosed in such Update, as of the date of this Agreement true and correct in all material respects, and (iii) the facts, conditions or event disclosed in such Update would, individually or in the aggregate with the matters set forth in all other Updates, give the Purchaser the right to elect to terminate this Agreement pursuant to Section 8.1(e) if the 20 day cure period described therein had lapsed or Section 8.1(f) and the Purchaser does not make such election within ten (10) Business Days of its receipt of such Update, such Update shall be deemed to be an amendment to this Agreement for all purposes hereof, including with respect to the conditions set forth in Sections 6.2(a) and 6.2(g). 5.9 D&O Indemnification. (a) The Purchaser agrees that all rights of the stockholders, members, managers, directors, officers and controlling Persons of the Target Companies (each of them acting in such capacity at or prior to the Closing Date) to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing Date as provided in the respective Fundamental Documents of the Target Companies as now in effect, and any indemnification agreements or arrangements of the Target Companies, shall survive the Closing Date and shall continue in full force and effect in accordance with their terms. (b) Prior to the Closing Date, the Seller shall acquire a “tail” insurance policy that provides officers’ and directors’ liability insurance covering the Persons who are, as of and prior to the Closing Date, covered by the Target Companies’ officers’ and directors’ liability insurance policies with respect to actions and omissions occurring prior to and on the Closing Date and provide evidence thereof to the Purchaser. At Closing, the Purchaser shall reimburse the Seller for 50% of the actual cost of such policy, not to exceed $22,500. (c) The provisions of this Section 5.9 are intended to be for the benefit of, and will be enforceable by, each such Person entitled to indemnification, his or her heirs and his or her representatives. 5.10 Tax Matters. (a) Responsibility for Filing Tax Returns. (i) The Seller, at its sole cost and expense, shall prepare, or cause to be prepared, and shall timely file, or cause to be filed, any Tax Return of the Target Companies due (after taking into account all appropriate extensions) on or before the Closing Date and any Income Tax Return of the Target Companies for any Pre-Closing Tax Period (the “Seller Prepared Returns”). Such Seller Prepared Returns shall be prepared on a basis consistent with existing procedures and practices and accounting methods, and, to the extent applicable, the conventions provided in Section 5.10(a)(v). At least thirty (30) days prior to the due date of any Seller Prepared Return due after the Closing Date, the Seller shall submit such Seller Prepared Return to the Purchaser for its review and approval, which approval shall not be unreasonably withheld, delayed or condition. Thereafter, the Purchaser shall cause the applicable Target Company to sign and timely file the Seller Prepared Return in the form agreed to by the Seller

- 32 - and the Purchaser. At least three (3) days prior to the due date of any Seller Prepared Return due after the Closing Date, the Seller shall pay to the Purchaser (for payment to the applicable Governmental Authority) the amount of Tax shown as due and payable with respect to such Tax Return. (ii) Any tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into among the Target Companies or with the Seller shall be terminated as of the Closing Date and after the Closing Date neither any Target Company nor the Purchaser shall be bound thereby or have any liability thereunder. (iii) The Purchaser, at the cost and expense of the applicable Target Company, shall timely prepare and file, or cause to be timely prepared and filed, when due, all Tax Returns of the Target Companies due after the Closing Date (including all Straddle Period Tax Returns) other than Seller Prepared Returns (the “Purchaser Prepared Returns”). To the extent that a Purchaser Prepared Return relates to a Pre-Closing Tax Period or a Straddle Period, such Tax Return shall be prepared on a basis consistent with existing procedures and practices and accounting methods of the Target Companies in effect as of the Closing Date, and, to the extent applicable, the conventions provided in Section 5.10(a)(v). At least ten (10) days prior to the due date of any such Purchaser Prepared Return that relates to a Pre-Closing Tax Period or Straddle Period and that shows an Indemnified Tax, the Purchaser shall provide a draft of such Tax Return to the Seller for the Seller’s review and comment. With respect to any such Purchaser Prepared Return, the Purchaser shall consider the Seller’s comments in good faith; provided, however, that Purchaser shall be required to incorporate Seller’s comments except to the extent that (i) the draft of such Purchaser Prepared Return provided to the Seller by the Purchaser was prepared on a basis consistent with existing procedures, practices and accounting methods and any deviation was required by applicable Law or (ii) they relate to a position for which the draft of any such Purchaser Prepared Return provided to the Seller by the Purchaser has substantial authority. At least three (3) days prior to the due date of any Purchaser Prepared Return due after the Closing Date, the Seller shall pay to the Purchaser (for payment to the applicable Governmental Authority) the amount of any Indemnified Tax shown as due and payable with respect to such Tax Return. (iv) The Purchaser shall not, and shall not allow any Target Company to amend any Tax Return of any of the Target Companies for a Pre-Closing Tax Period or Straddle Period or otherwise initiate (or otherwise participate in) any other Seller Approved Tax Matter without the prior written permission of the Seller, which shall not be unreasonably withheld, conditioned or delayed; provided that if any Seller Approved Tax Matter is required by applicable Law, as reasonably determined in good faith by the Purchaser, the Purchaser shall notify the Seller in writing prior to initiating such Seller Approved Tax Matter and shall provide the reason therefor but shall not be required to receive the prior written permission of the Seller to initiate such Seller Approved Tax Matter. (v) The Purchaser and the Seller agree with respect to certain Tax matters as follows: (A) That the Company shall have a year ending as of the Closing Date and shall file an IRS Form 1120 for the year ended as of the Closing Date.

- 33 - (B) That any Income Tax deduction with respect to any Transaction Deduction paid or accrued on or prior to the Closing Date shall be deducted in a Pre- Closing Tax Period (or portion of the Straddle Period ending on the Closing Date) and no party hereto shall apply the “next day rule” under Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) to such deductions. (C) That the Company shall timely make an election under Rev. Proc. 2011-29 to deduct seventy percent (70%) of the Transaction Deductions that are success-based fees as defined in Treas. Reg. Section 1.263(a)-5(f). (D) To treat (and cause the Target Companies to treat) any gains, income, deductions, losses, or other items realized by the Target Companies resulting from any Purchaser Closing Date Transaction as occurring on the day after the Closing Date and each party hereto shall (and the Purchaser shall cause the Target Companies to) utilize the “next day rule” in Treas. Reg. Section 1.1502-76(b)(1)(ii)(B) (or any similar provision of state, local, or non-U.S. Law) for purposes of reporting such items on applicable Tax Returns. (E) That no election shall be made by any party (and the Purchaser shall cause the Target Companies not to make any election) under Treas. Reg. Section 1.1502-76(b)(2) (or any similar provision of state, local, or non-U.S. Law) to ratably allocate items incurred by the Target Companies. (F) That no election shall be made to waive the carry back of any net operating loss or other Tax attribute or Tax credit incurred or realized in a Pre-Closing Tax Period by any Target Company; (G) To treat all interest and other earnings on the Adjustment Escrow Amount, Indemnity Escrow Amount and Certificate Escrow Amount as income of the Purchaser in accordance with the transition rule set forth in Proposed Treas. Reg. Section 1.468B-8(h)(2). (H) To treat any indemnification payments and any payments pursuant to Section 5.10(g) as adjustments to the Purchase Price for all relevant Tax purposes. (I) That no election under Code Section 338(g) or Code Section 336(e) shall be made with respect to the acquisition of the Shares contemplated by this Agreement. Unless otherwise required by Law, no party shall (and shall cause its Affiliates not to) file a Tax Return that is inconsistent with any agreement pursuant to this Section 5.10(a)(v), and no party shall (and shall cause its Affiliates not to) to take any position during the course of any Tax Contest or other audit or proceedings that is inconsistent with any agreement pursuant to this Section 5.10(a)(v). (b) Straddle Period Tax Returns. To the extent it is not permitted or required in a jurisdiction to elect to have each Tax year of the Target Companies end on the Closing Date, such that the Company and/or any of its Subsidiaries is required to file a Tax Return for a Straddle Period, the parties agree to use the following conventions for determining the amount of

- 34 - Taxes attributable to the portion of the Straddle Period ending on the Closing Date: (i) in the case of property Taxes and other similar Taxes imposed on a periodic basis, the amount attributable to the portion of the Straddle Period ending on the Closing Date shall be determined by multiplying the Taxes for the entire Straddle Period by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; and (ii) in the case of all other Taxes (including Income Taxes, sales Taxes, employment Taxes and withholding Taxes), the amount attributable to the portion of the Straddle Period ending on the Closing Date shall be determined as if the Company and/or its Subsidiary filed a separate Tax Return with respect to such Taxes for the portion of the Straddle Period ending as of the end of the day on the Closing Date using a “closing of the books methodology.” For purposes of the foregoing, (A) any item determined on an annual or periodic basis (including amortization and depreciation deductions) shall be allocated to the portion of the Straddle Period ending on the Closing Date based on the relative number of days in such portion of the Straddle Period as compared to the number of days in the entire Straddle Period; (B) any Tax or item of income, gain, loss, deduction or credit resulting from a Purchaser Closing Date Transaction shall be allocated to the portion of the Straddle Period beginning on the day after the Closing Date; and (C) any item of deduction attributable to any Transaction Deductions shall be allocated to the portion of the Straddle Period ending on the Closing Date. (c) Cooperation on Tax Matters. The Seller and the Purchaser shall (and the Purchaser shall cause the Target Companies to) (i) assist in the preparation and timely filing of any Tax Return of the Target Companies; (ii) assist in any audit or other proceeding with respect to the Tax Returns or Taxes of the Target Companies; (iii) make available any information, records, or other documents relating to any Taxes or Tax Returns of the Target Companies; (iv) provide any information required to allow the Seller, the Purchaser and the Target Companies to comply with any information reporting contained in the Code or other applicable Laws; and (v) provide certificates or forms, and timely execute any Tax Returns, that are necessary or appropriate to establish an exemption for (or reduction in) any Transfer Tax. (d) Transfer Taxes. The Purchaser will pay, and will indemnify and hold the Seller harmless against, any documentary, stamp, stock transfer, or similar Tax imposed on any of the Target Companies or the Seller as a result of the transactions contemplated by this Agreement and any related penalties or interest (collectively, “Transfer Taxes”). (e) Tax Contests. (i) If any Governmental Authority issues to the Purchaser or any of the Target Companies (1) a notice of its intent to audit or conduct another proceeding with respect to a Tax Return or Taxes of any of the Target Companies for any Pre-Closing Tax Period or Straddle Period or (2) a notice of deficiency for Taxes for any such period, the Purchaser shall notify the Seller in writing of its receipt of such communication from the Governmental Authority within ten (10) days of receipt and provide the Seller with copies of all correspondence and other documents received from the Governmental Authority. The Target Companies, as applicable, shall control any audit or other proceeding in respect of any Taxes or Tax Returns of the Target Companies (a “Tax Contest”); provided, however, (1) the Seller, at the sole cost and expense of the Seller, and in accordance with Section 5.10(e)(ii), shall have the right to control

- 35 - (including the settlement or resolution thereof and the selection of counsel); and (2) the Purchaser shall not, and shall cause the Target Companies not to, settle, resolve, or abandon a Tax Contest (whether or not the Seller participates in or controls such Tax Contest) for a Pre- Closing Tax Period or Straddle Period without the prior written permission of the Seller (which shall not be unreasonably withheld, delayed, or conditioned). (ii) If the Seller elects to control a Tax Contest for a Pre-Closing Tax Period, (1) the Seller shall notify the Purchaser in writing of such intent; (2) such control and Tax Contest shall be solely at the Seller’s cost; (3) the Purchaser shall promptly complete and execute, and promptly cause the Company or its Subsidiaries or other Affiliates, as applicable, to complete and execute, any powers of attorney or other documents and take other reasonable actions that the Seller requests to allow the Seller to control such Tax Contest (provided, however, that the Seller shall promptly reimburse the Purchaser for any reasonable out-of-pocket costs and expenses incurred by the Purchaser in connection therewith); (4) prior to the Seller taking control, the Purchaser shall, and shall cause the applicable Target Company to control such Tax Contest diligently and in good faith and after the Seller takes control, the Seller shall control such Tax Contest diligently and in good faith; and (5) while it controls a Tax Contest, the Seller shall (A) keep the Purchaser reasonably informed regarding the status of such Tax Contest; (B) allow the Purchaser or any Target Company, at the Purchaser’s sole cost and expense, to participate in such Tax Contest; (C) to the extent it seeks the Purchaser’s assistance, the Seller shall reimburse the Purchaser for all reasonable out-of-pocket costs and expenses incurred by Purchaser in providing such assistance; and (D) not settle, resolve, or abandon any such Tax Contest without the prior written consent of the Purchaser (which shall not be unreasonably withheld, delayed, or conditioned). (iii) If the Seller does not control a Tax Contest (by election) that relates to a Pre-Closing Tax Period or Straddle Period, (1) the Purchaser shall control, or cause the applicable Target Company to control such Tax Contest diligently and in good faith; (2) if such Tax Contest relates to a Pre-Closing Tax Period, such Tax Contest shall be solely at the Seller’s cost and if such Tax Contest relates to a Straddle Period, the costs of such Tax Contest shall be apportioned between Purchaser and Seller in the same manner as the underlying Tax; (3) the Purchaser shall keep the Seller reasonably informed regarding the status of such Tax Contest; (4) the Purchaser shall allow the Seller, at the Seller’s sole cost and expense, to participate in such Tax Contest; and (5) the Purchaser shall not settle, resolve or abandon (or cause the applicable Target Company to settle, resolve or abandon) the Tax Contest without the prior written consent of the Seller (which shall not be unreasonably withheld, delayed or conditioned). (f) Tax Refunds. All refunds of Taxes (other than refunds of Transfer Taxes) received by the Purchaser or any Target Company (each, a “Tax Refund” and, collectively, “Tax Refunds”) after the Closing Date relating to any Pre-Closing Tax Period (or portion of a Straddle Period ending on the Closing Date as determined in accordance with the same principles provided for in Section 5.10(b)) (whether in the form of cash received or a credit or offset against Taxes otherwise payable) shall be the property of the Seller to the extent such Tax Refund was not included as an asset in the computation of the Final Working Capital or arises as a result of a Transaction Deduction. To the extent that the Purchaser or any of the Target Companies receives a Tax Refund that is the property of the Seller pursuant to this Section 5.10(f), the

- 36 - Purchaser shall pay the amount of such Tax Refund (and interest received from the Governmental Authority) to the Seller on behalf of the Seller. The amount due to the Seller shall be payable to the Seller ten (10) days after receipt of the Tax Refund from the applicable Governmental Authority (or, if the Tax Refund is in the form of credit or offset, ten (10) days after the due date of the Tax Return claiming such credit or offset), net of any Taxes imposed on the Purchaser or any Target Company by reason of such Tax Refund. Upon the reasonable request of the Seller, the Purchaser shall use commercially reasonable efforts to claim (and shall cause the Target Companies to use commercially reasonable efforts to claim) any refunds that will give rise to a payment to, or on behalf of, the Seller under this Section 5.10(f). (g) Payment for Tax Benefits. To the extent that the Purchaser, any of the Company, any of its Subsidiaries or other Affiliates actually realizes any Tax Benefit in a Post- Closing Tax Period (or portion of a Straddle Period beginning on the day after the Closing Date) as a result of the Transaction Deductions, the Purchaser shall within ten (10) days of realizing such Tax Benefit or filing the Tax Return claiming such Tax Benefit, pay to the Seller for distribution to the Seller the amount of such Tax Benefit. 5.11 Employee Matters. (a) For a period of at least one (1) year following the Closing Date, the Purchaser shall, and shall cause the Target Companies to, provide each Continuing Employee (solely to the extent that such Continuing Employee remains employed by the applicable Target Company) with (i) base salary or hourly base rate (as applicable) that are at least equal to the base salary or hourly base rate in effect for such employee immediately prior to the Closing; and (ii) annual cash bonus opportunity (expressed as a percent of pay) that is at least equal to the annual cash bonus opportunity in effect for such employee immediately prior to the Closing. Until December 31, 2017, the Purchaser shall, and shall cause the Target Companies to, provide each Continuing Employee (solely to the extent that such Continuing Employee remains employed by the applicable Target Company) with employee benefits that are substantially similar, in the aggregate, to the employee benefits provided by the Target Companies, as applicable, immediately prior to the Closing. (b) As of the Closing Date, and until December 31, 2017, the Purchaser shall, and shall cause the Target Companies to, take commercially reasonable action to cause any third party insurance providers or third party administrators to (i) waive all limitations as to any pre- existing condition or waiting periods under the applicable employee benefit plans, programs or arrangements of the Purchaser with respect to participation and coverage requirements applicable to each employee under any such plans, programs and arrangements that such employee may be eligible to participate in as of and after the Closing, other than limitations or waiting periods that are already in effect with respect to such employee and that have not been satisfied as of the Closing under any comparable Company Benefit Plan; (ii) give each employee full credit for purposes of eligibility and vesting under any employee benefit plan, program or arrangement, and full credit for purposes of accrual of benefits under any such plans, programs or arrangements providing vacation benefits, of the Purchaser that such employee may be eligible to participate in as of and after the Closing for such employee’s service with any of the Target Companies to the same extent that such service was credited for purposes of any comparable Company Benefit Plan immediately prior to the Closing (except to the extent that such credit

- 37 - would result in the duplication of benefits); and (iii) recognize the dollar amount of all co- payments, deductibles and similar expenses incurred by each employee (and his or her eligible dependents) during the calendar year in which the Closing occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant health and welfare benefit plans in which such employee (and dependents) will be eligible to participate as of and after the Closing. (c) Nothing herein shall be construed to create any third-party beneficiary rights in any employee, to modify the at-will nature of any employee’s employment, or to create any right of any employee to employment or continued employment for any specified period or to a particular term or condition of employment. (d) From and after the Closing, the Purchaser shall cause the Target Companies to comply with the WARN Act and any similar state and local statutes and regulations with respect to employees and former employees of any of the Target Companies. 5.12 No Solicitation of Transactions. The Seller shall not and shall cause the Target Companies not to, directly or indirectly, take (and the Seller shall not authorize each of their respective directors, managers, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives or, to the extent within the Company’s control, other Affiliates to take) any action to (a) solicit, initiate or facilitate any Acquisition Proposal, (b) enter into any agreement with respect to any Acquisition Proposal or enter into any agreement requiring it to abandon, terminate or fail to consummate the transactions contemplated by this Agreement or (c) participate in any way in negotiations with, or furnish any information to, any Person in connection with, or the making of any proposal that constitutes an Acquisition Proposal. Upon execution of this Agreement, the Seller shall and shall cause the Target Companies to cease immediately and cause to be terminated any and all existing discussions or negotiations with any Persons conducted heretofore with respect to an Acquisition Proposal other than in connection with the transactions contemplated hereby. 5.13 Release. Effective as of the Closing, the Seller (on behalf of itself and its Affiliates and Subsidiaries) hereby releases the Purchaser and its Affiliates and its members, managers, officers, directors, stockholders, partners, employees, agents and attorneys, and each of them (collectively, the “Purchaser Released Parties”), from any and all claims, and agrees not to bring or threaten to bring or otherwise join in any claim against any of the Purchaser Released Parties or any of them, relating to, arising out of or in connection with any facts or circumstances relating to any of the Target Companies which existed on or prior to the Closing Date; provided, however, that the foregoing shall not apply to any claim specifically provided for under this Agreement or any other Transaction Document. 5.14 RWI Policy. The representation and warranty policy (the “RWI Policy”) obtained by the Purchaser in connection with the transactions contemplated by this Agreement shall be on customary terms and conditions (including, for the avoidance of doubt, (a) the insurer thereunder expressly waiving, and agreeing not to pursue, directly or indirectly, any subrogation rights against the Seller with respect to any claim made by any insured thereunder, and (b) the insurer thereunder expressly agreeing that the Purchaser and its Affiliates shall have no obligation to pursue any claim against the Seller in connection with any loss, liability or damage) and in the

- 38 - form attached hereto as Exhibit A, and shall not be amended and/or modified in a manner adverse to the Seller unless approved in writing by the Seller. 5.15 Tax Certificates. From and after the date hereof until the Closing, the Seller shall use commercially reasonable efforts to obtain and deliver to the Purchaser Tax Certificates for 100% of the Certificate Subject Sales during the Tax Certificate Period. ARTICLE VI CONDITIONS TO CLOSING 6.1 Conditions to the Seller’s Obligations. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions (any or all of which may be waived in whole or in part by the Seller): (a) Representations and Warranties. The representations and warranties of the Purchaser in Article IV of this Agreement shall be true and correct in all respects on and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except for such representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct in all respects as of such date); provided, that this condition shall be deemed to be satisfied unless any failure of any such representation or warranty to be true and correct has a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated hereby. (b) Performance. The Purchaser shall have, in all material respects, performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by the Purchaser at or prior to the Closing Date; provided, that, with respect to agreements, obligations, covenants and conditions that are qualified by materiality, the Purchaser shall have performed such agreements, obligations, covenants and conditions in all respects. (c) Deliverables. The Purchaser shall have delivered to the Seller in form and substance reasonably acceptable to the Seller, (i) a certificate, dated as of the Closing Date, executed on its behalf by an executive officer of the Purchaser, certifying the fulfillment of the conditions specified in Sections 6.1(a) and 6.1(b) and (ii) a certificate, dated as of the Closing Date, executed on its behalf by an executive officer of the Purchaser, certifying as to (x) the Purchaser’s Fundamental Documents and (y) the resolutions of the board of directors of the Purchaser authorizing the execution, delivery, and performance of this Agreement and each other Transaction Document to which it is a party. (d) W-9. A properly completed and executed IRS Form W-9 from the Purchaser that certifies that it is exempt from U.S. backup withholding. (e) Escrow Agreement. The Seller shall have received a copy of the Escrow Agreement, duly executed by the Purchaser and the Escrow Agent. (f) Governmental Approvals. All applicable waiting periods under the HSR Act shall have expired or been terminated.

- 39 - (g) No Injunctions or Restraints. No applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect. No Proceeding shall be pending or threatened (including, without limitation, any litigation or Proceeding arising under any Antitrust Law) to restrain or invalidate the transactions contemplated by this Agreement. 6.2 Conditions to the Purchaser’s Obligations. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions (any or all of which may be waived in whole or in part by the Purchaser): (a) Representations and Warranties. (i) The representations and warranties of the Seller in Articles II and III (other than the Fundamental Representations) shall be true and correct in all respects on and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except for such representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct in all respects as of such date); provided, that this condition shall be deemed to be satisfied unless any failure of any such representation or warranty to be true and correct has a Material Adverse Effect and (ii) the Fundamental Representations shall be true and correct in all respects on and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except for such representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct in all respects as of such date). (b) Performance. The Seller shall have, in all material respects, performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by the Seller at or prior to the Closing Date; provided, that, with respect to agreements, obligations, covenants and conditions that are qualified by materiality, the Purchaser shall have performed such agreements, obligations, covenants and conditions in all respects. (c) Deliverables. The Seller shall have delivered to the Purchaser each of the following documents, in each case in form and substance reasonably acceptable to the Purchaser: (i) a certificate, dated as of the Closing Date, executed on its behalf by an executive officer of the Company, certifying the fulfillment of the conditions specified in Sections 6.2(a) and 6.2(b); (ii) a certificate, dated as of the Closing Date, executed on its behalf by an executive officer of the Seller, certifying as to (x) the Seller’s Fundamental Documents and (y) the resolutions of the board of managers of the Seller authorizing the execution, delivery, and performance of this Agreement and each other Transaction Document to which it is a party; (iii) payoff letters and forms of Lien release with respect to the Company Indebtedness for each item of Indebtedness described in subclauses (a), (b), (d), (e)

- 40 - (except with respect to Indebtedness set forth in subclause (c)) and (f) (except with respect to Indebtedness set forth in subclause (c)) of the definition thereof; (iv) duly executed documentation evidencing termination of the Affiliate Agreements set forth on Section 6.2(c)(iv) of the Disclosure Schedule; (v) duly executed documentation evidencing the completion of the Redemption; (vi) a certificate, dated as of the Closing Date, of the Seller’s non- foreign status in accordance with Section 1.1445-2(b)(2) of the Treasury Regulations; (vii) a properly completed and executed IRS Form W-9 from the Seller that certifies that it is exempt from U.S. backup withholding; (viii) one or more certificates evidencing all of the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer to the Purchaser, or with respect to any such certificate that may have been lost, stolen or destroyed, an affidavit of that fact executed by the Seller; (ix) each of the consents or agreements set forth on Section 6.2(c)(ix) of the Disclosure Schedule; (x) duly executed resignations of those directors and officers of the Target Companies as set forth on Section 6.2(c)(x) of the Disclosure Schedule; and (xi) a good standing certificate (or its equivalent) for each of the Target Companies from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which such Target Company is organized. (d) Escrow Agreement. The Purchaser shall have received a copy of the Escrow Agreement, duly executed by the Seller and the Escrow Agent. (e) Governmental Approvals. All applicable waiting periods under the HSR Act shall have expired or been terminated. (f) No Injunctions or Restraints. No applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect. No Proceeding shall be pending or threatened (including, without limitation, any litigation or Proceeding arising under any Antitrust Law) to restrain or invalidate the transactions contemplated by this Agreement. (g) Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect. (h) Fines Offer of Employment. The Fines Offer Letter shall have remained in full force and effect with respect to Robert Fines.

- 41 - (i) Assignment of Insurance Policy. The Seller shall have delivered to the Purchaser evidence of the assignment of the AIG Specialty Insurance Company, Buyer-Side Representation and Warranties Insurance Policy No. 49156550 to the Purchaser or its designee, and evidence of the amendment of such policy to remove the Seller and its post-Closing Affiliates as named or additional insureds under such policy. Such assignment is to be in a form and substance reasonably acceptable to the Purchaser. (j) Travis Assignment and Assumption. The Travis Assignment and Assumption Agreement shall have remained in full force and effect. (k) Restrictive Covenant Agreement. The Purchaser shall have received a copy of the Restrictive Covenant Agreement, duly executed by each of the parties thereto (other than the Purchaser). (l) Tax Resale Certificates. (i) The Purchaser shall have received true, correct and complete copies of Tax Certificates, in form and substance reasonably acceptable to the Purchaser, for at least 75% of the aggregate Certificate Subject Sales during the Tax Certificate Period; or (ii) the Certificate Escrow Account shall have been funded with at least $15,000,000. 6.3 Frustration of Closing Conditions. None of the Seller or the Purchaser may rely, either as a basis for not consummating the transactions contemplated hereby or terminating this Agreement and abandoning the transactions contemplated hereby, on the failure of any condition set forth in Sections 6.1 or 6.2, as the case may be, to be satisfied if such failure was caused by such party’s breach of any provision of this Agreement. ARTICLE VII INDEMNIFICATION 7.1 Survival. The representations and warranties of the Seller, on the one hand, and the Purchaser, on the other hand, contained in, and the certificates delivered pursuant to, this Agreement shall survive until the date that is eighteen (18) months from the Closing Date (the “Indemnification Termination Date”) and any right of a Purchaser Indemnitee or a Seller Indemnitee to make a claim for indemnification from a party hereto on account of a breach thereof will terminate. The covenants and agreements that contemplate performance thereof following the Closing Date contained in, and the certificates delivered pursuant to, this Agreement shall survive the Closing indefinitely or for the period contemplated by the terms of such covenants and agreements. All covenants and agreements to be performed prior to the Closing Date and any right of any Purchaser Indemnitee or Seller Indemnitee to make a claim for indemnification on account thereof will terminate on the Closing Date. 7.2 Indemnification of the Purchaser Indemnitees. From and after the Closing Date, subject to the limitations set forth in this Agreement, the Seller shall, subject to Sections 7.4(b) and 7.4(c) and the terms and conditions of the Escrow Agreement, indemnify, defend and hold the Purchaser, its Affiliates (including following the Closing, the Target Companies) and each of their respective directors, managers, officers, members, shareholders, partners, employees, agents, representatives, lenders, successors and assigns (collectively, the “Purchaser

- 42 - Indemnitees”) harmless from Losses suffered or incurred by such Purchaser Indemnitee based upon, arising out of, with respect to or by reason of: (a) the failure of any representations or warranties contained in Articles II and III of this Agreement to be true and correct as of the date such representation or warranty was made and as of the Closing Date (or with respect to representations and warranties that are made as of a specific date, the failure to be true and correct as of such date), in each case without giving effect to any qualifications as to materiality, Material Adverse Effect or similar qualifications contained in such representations and warranties (provided, that the word “material” shall not be read out of the definition of “Material Adverse Effect” or the representations and warranties contained in Sections 3.5(a) and 3.6); (b) any breach by the Seller of any of its covenants or agreements contained herein; and (c) any Tax Losses (including, but not limited to, with respect to any Certificate Claim); (d) the calculation or payment of, or resolution of any dispute arising out of or in connection with, the Travis Earn-Out Payment and the Travis Assignment and Assumption and Release; and (e) the Redemption. 7.3 Indemnification of the Seller Indemnitees. From and after the Closing Date and subject to the limitations set forth in this Agreement, the Purchaser shall indemnify, defend and hold the Seller, its Affiliates and each of their respective directors, managers, officers, members, shareholders, partners, employees, agents, representatives, lenders, successors and assigns (collectively, the “Seller Indemnitees”) harmless from Losses suffered or incurred by such Seller Indemnitee based upon, arising out of, with respect to or by reason of: (a) the failure of any representations or warranties contained in Article IV in this Agreement to be true and correct as of the date such representation or warranty was made and as of the Closing Date (or with respect to representations and warranties that are made as of a specific date, the failure to be true and correct as of such date), in each case without giving effect to any qualifications as to materiality, material adverse effect or similar qualifications contained in such representations and warranties; and (b) any breach by the Purchaser of any of its covenants or agreements contained in this Agreement. 7.4 Indemnification of Purchaser Indemnitees. Notwithstanding anything contained in this Agreement to the contrary, the rights of the Purchaser Indemnitees to indemnification under this Agreement are subject to the following additional terms: (a) Deductible; Cap. The Purchaser Indemnitees will not be entitled to recover any Losses pursuant to Section 7.2(a) until the total of all such Losses in respect of indemnification under Section 7.2(a) exceeds $1,350,000 (the “Deductible”). Subject to the

- 43 - preceding sentence, the Purchaser Indemnitees shall be entitled to recover Losses in respect of indemnification under Section 7.2(a) in excess of the Deductible and up to a maximum of the Indemnity Escrow Amount. (b) Indemnity Escrow Account. Absent fraud, all claims (other than a Certificate Claim) for Losses made by any Purchaser Indemnitee pursuant to this Agreement shall be satisfied solely out of the funds available in the Indemnity Escrow Account, subject to the terms and conditions of this Agreement and the Escrow Agreement. For the avoidance of doubt, absent fraud, no claims for Losses pursuant to this Agreement shall be made directly against the Seller, except as provided in Section 7.4(c) or Section 8.2(b). (c) Certificate Claims; Release of Certificate Escrow Account. (i) Absent fraud, subject to the terms and conditions of this Agreement and the Escrow Agreement, all Certificate Claims shall be satisfied solely out of the funds available in the Certificate Escrow Account; except that, following the distribution of the funds in the Certificate Escrow Account to the Seller pursuant to Section 7.4(c)(ii)(A) and until the earlier of: (x) the Certificate Termination Date; and (y) the date on which the Certificate Percentage is equal to 100%, the Purchaser shall be entitled to recover directly from the Seller, and the Seller shall indemnify and hold the Purchaser harmless from, all Losses in respect of Certificate Claims, up to a maximum of $1,000,000 for all such recovered Losses. (ii) The Certificate Escrow Account shall be distributed as provided in this Section 7.4(c)(ii). (A) Subject to Section 7.4(c)(ii)(B), within 45 days after the end of each calendar quarter during the Certificate Escrow Period: (1) the Purchaser shall prepare, and deliver to the Seller, a written statement setting forth the Purchaser’s good faith calculation of the applicable Certificate Percentage as of the end of such calendar quarter along with true, correct and complete copies of the Tax Certificates collected by the Purchaser and its Affiliates during such calendar quarter; and (2) the Purchaser and the Seller shall deliver joint written instructions to the Escrow Agent, instructing the Escrow Agent to pay to the Seller, from the funds available in the Certificate Escrow Account, an amount equal to the product of: (x) $100,000; and (y) the increase in the Certificate Percentage (expressed as a number rather than a percentage and rounded down to the nearest whole number) from the immediately preceding calendar quarter; provided, however, that if as of the end of the applicable calendar quarter, the Certificate Percentage is 90% or more, the Purchaser and the Seller shall deliver joint written instructions to the Escrow Agent, instructing the Escrow Agent to pay to the Seller, all of the funds then available in the Certificate Escrow Account. (B) Notwithstanding anything in the foregoing to the contrary, the Certificate Escrow Account shall not be reduced pursuant to this Section 7.4(c) below the amount of any unresolved or pending Indemnification Claims, or settled but not yet paid Indemnification Claims, in each case in respect of a Certificate Claim. (d) Reduction. The Purchaser Indemnitees’ right to indemnification or reimbursement from the funds available in the Indemnity Escrow Account or the Certificate

- 44 - Escrow Account or pursuant to Section 7.4(c)(i), as applicable, pursuant to this Agreement on account of any Losses shall be reduced by (i) all insurance or other proceeds actually recovered by the Purchaser Indemnitees from third parties, including pursuant to indemnification obligations of third parties in favor of the Target Companies, less any related costs and expenses, including, but not limited to, costs of recovery, related attorneys’ fees, any applicable deductible amount and any resultant increase in insurance premiums; (ii) the amount of any Tax Benefit actually realized by Purchaser Indemnitee or its Affiliates after the Closing Date as a result of such Losses in the taxable year of such Losses or the immediately succeeding taxable year; and (iii) any accruals or reserves on the Financial Statements or the calculation of Net Working Capital with respect to which such Losses relate. If any Purchaser Indemnitee or any of its Affiliates (including the Target Companies) receives any insurance or other proceeds from third parties after receiving an indemnification payment for the related Loss, the Purchaser shall pay to the Seller the amount of such proceeds to the extent such proceeds did not reduce the indemnity payment for the Loss within ten (10) days of the receipt of such proceeds. If any Purchaser Indemnitee or any of its Affiliates (including the Target Companies) actually realizes any Tax Benefit after the Closing Date for the taxable year of the Loss or the immediately succeeding taxable year that was not included in the initial computation of the Loss, the Purchaser shall pay to the Seller the amount of such Tax Benefit. The amount of any payment for a Tax Benefit that is due under the prior sentence shall be paid within ten (10) days of the due date of the Tax Return (without regard to extensions) with respect to which the Tax Benefit is realized (or, if the Tax Benefit is in the form of an increased refund, within ten (10) days of the receipt of such Tax Refund from the applicable Governmental Authority). The Purchaser shall take all commercially reasonable actions (and shall cause the Target Companies to take all commercially reasonable actions) to timely claim any Tax Benefit that shall reduce the amount of a Loss, or give rise to a payment to or for the benefit of the Seller under this Section 7.4(c). (e) No Claims. The Purchaser Indemnitees shall not have any claim for Losses under this Agreement to the extent such claim for Losses was specifically reflected in the Working Capital Estimate or the Adjustment Statement or was resolved pursuant to the post- Closing Purchase Price adjustment procedures set forth in Section 1.6. (f) Limitation on Liability. Any Loss under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such Loss constituting a breach of more than one representation, warranty, covenant or agreement. (g) Limitation on Taxes. Notwithstanding anything to the contrary, the Seller shall not be required to pay (or otherwise indemnify for) any Tax of the Target Companies (from the Indemnity Escrow Account, the Certificate Escrow Account or otherwise) that is not an Indemnified Tax. (h) Calculation of Losses. In determining the amount of Losses indemnifiable pursuant to Section 7.2(a), any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty shall be disregarded. (i) Subrogation. Solely to the extent a Purchaser Indemnitee has received payment for any Losses with respect to an Indemnification Claim (whether from the Indemnity Escrow Account, the Certificate Escrow Account or from the Seller pursuant to Section

- 45 - 7.4(c)(i)), the Seller shall have the right of subrogation to pursue recovery under the AIG Specialty Insurance Company, Buyer-Side Representation and Warranties Insurance Policy No. 49156550 and the Euclid Transactional, LLC, Buyer-Side Representations and Warranties Policy #ET111-00-027 in respect of the Losses to which the payment related. 7.5 Exclusive Remedy. Notwithstanding anything to the contrary, except with respect to the matters set forth in Section 1.6 and other than in the case of fraud, the parties agree that, from and after the Closing Date, the sole and exclusive remedies of the parties to this Agreement and the Purchaser Indemnitees and the Seller Indemnitees, respectively, for any Losses (including any Losses from claims for breach of contract, warranty, tortuous conduct (including negligence) or otherwise predicated on common law, equity, statute, strict liability or otherwise) arising out of or based upon the matters set forth in this Agreement and the transactions contemplated hereby, are the indemnification obligations of the parties set forth in this Article VII. In furtherance of the foregoing, each of the parties hereby waives, from and after the Closing Date, to the fullest extent permitted under applicable Law, any and all rights and claims for Losses it may have against the other party arising under, based upon or relating to this Agreement, any applicable Law, common law or otherwise (except pursuant to the indemnification provisions set forth in this Article VII).The provisions of this Section 7.5 shall not, however, prevent or limit a cause of action under Section 9.13 to obtain an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. THE PURCHASER, ON BEHALF OF ITSELF AND THE PURCHASER INDEMNITEES, EXPRESSLY WAIVES ALL RIGHTS AFFORDED BY ANY STATUTE OR OTHER LAW WHICH MAY LIMIT THE EFFECT OF A RELEASE WITH RESPECT TO UNKNOWN CLAIMS. THE PURCHASER, ON BEHALF OF ITSELF AND THE PURCHASER INDEMNITEES, ACKNOWLEDGES THAT IT UNDERSTANDS THE SIGNIFICANCE OF THIS RELEASE OF UNKNOWN CLAIMS AND WAIVER OF STATUTORY PROTECTION AGAINST A RELEASE OF UNKNOWN CLAIMS. THE PURCHASER, ON BEHALF OF ITSELF AND THE PURCHASER INDEMNITEES, ACKNOWLEDGES AND AGREES THAT THIS WAIVER IS AN ESSENTIAL AND MATERIAL TERM OF THIS AGREEMENT. 7.6 Procedures. The following procedures shall apply to all claims for indemnification and reimbursement pursuant to this Article VII, other than those relating to Tax matters, which are governed by Section 5.10: (a) Notice of Losses by Purchaser Indemnitee. (i) Indemnification Claims. Subject to the limitations set forth in this Agreement, if any Purchaser Indemnitee believes in good faith that it has a claim for indemnification against the funds available in the Indemnity Escrow Account or the Certificate Escrow Account or against the Seller pursuant to Section 7.4(c)(i), as applicable (an “Indemnification Claim”), the Purchaser shall, promptly after it becomes aware of such Indemnification Claim but in any event prior to the Indemnification Termination Date or the Certificate Termination Date, as applicable, notify the Seller and the Escrow Agent, if applicable, of such Indemnification Claim by means of a written notice specifying the nature, circumstances and amount of such Indemnification Claim accompanied by a certificate of an officer of the Purchaser setting forth with reasonable particularity the underlying facts actually

- 46 - known or in good faith believed by such officer to exist sufficient to establish, as of the date of such certificate, the basis for the Indemnification Claim and setting forth the Purchaser’s good faith calculation of the Losses incurred by the applicable Purchaser Indemnitee with respect thereto, and including copies of all written documentation in the possession of the Purchaser Indemnitees relating to the circumstances or events giving rise to such Indemnification Claim (an “Indemnification Claim Notice”). Notwithstanding the foregoing, the Purchaser may not make an Indemnification Claim or deliver an Indemnification Claim Notice regarding Losses which it believes may arise from a claim by a third party (whether private or governmental) unless such third party has actually commenced a Proceeding, including, for the avoidance of doubt, the making of a claim by such third party against a Purchaser Indemnitee. No delay in or failure to give an Indemnification Claim Notice under this Section 7.6(a)(i) will adversely affect any of the other rights or remedies that the Purchaser Indemnitees has under this Agreement, or alter or relieve the Seller of its obligation to indemnify the applicable Purchaser Indemnitee except to the extent that the Seller is materially prejudiced thereby. On the Indemnification Termination Date, the funds available in the Indemnity Escrow Account, net of the amount of any unresolved or pending Indemnification Claims, or settled but not yet paid Indemnification Claims, other than in respect of a Certificate Claim, asserted by the Purchaser prior to the Indemnification Termination Date, shall be released by the Escrow Agent in accordance with the terms of the Escrow Agreement. Thereafter, any remaining funds retained for any unresolved Indemnification Claims (if any) as set forth above, shall be paid to the Seller or the Purchaser, as applicable, upon resolution of such Indemnification Claims in accordance with the terms of the Escrow Agreement. For the avoidance of doubt, if, by 5:00 p.m. New York time on the Indemnification Termination Date, the Purchaser has not delivered to the Seller an Indemnification Claim Notice other than in respect of a Certificate Claim, the funds available in the Indemnity Escrow Account shall be released by the Escrow Agent in accordance with the terms of the Escrow Agreement. On the Certificate Termination Date, the funds available in the Certificate Escrow Account, net of the amount of any unresolved or pending Indemnification Claims, or settled but not yet paid Indemnification Claims, asserted with respect to a Certificate Claim by the Purchaser prior to the Certificate Termination Date, shall be released by the Escrow Agent in accordance with the terms of the Escrow Agreement. Thereafter, any remaining funds retained for any unresolved Indemnification Claims (if any) as set forth above, shall be paid to the Seller or the Purchaser, as applicable, upon resolution of such Indemnification Claims in accordance with the terms of the Escrow Agreement. For the avoidance of doubt, if, by 5:00 p.m. New York time on the Certificate Termination Date, the Purchaser has not delivered to the Seller an Indemnification Claim Notice with respect to a Certificate Claim, the funds available in the Certificate Escrow Account shall be released by the Escrow Agent in accordance with the terms of the Escrow Agreement. (ii) No Disputes. If the Purchaser delivers an Indemnification Claim Notice in accordance with the terms in Section 7.6(a)(i) and the Seller does not object to the terms of the Indemnification Claim as set forth in the applicable Indemnification Claim Notice within thirty (30) days of the Seller’s receipt of the Indemnification Claim Notice: (A) the Purchaser and the Seller shall deliver a joint written instruction to the Escrow Agent setting forth the terms of release from the Indemnity Escrow Account or the Certificate Escrow Account, as applicable, and instructing the Escrow Agent to release funds to the Purchaser from the Indemnity Escrow Account or the Certificate Escrow Account, as applicable; or (B) to the extent applicable pursuant to Section 7.4(c)(i), the Seller shall pay to the Purchaser, the applicable

- 47 - amount set forth in the Indemnification Claim Notice, by means of a wire transfer of immediately available funds, to an account designated in writing by the Purchaser, in each case , subject to the limitations contained in this Agreement. (iii) Disputes. If the Purchaser delivers an Indemnification Claim Notice in accordance with the terms in Section 7.6(a)(i) and the Seller objects to the terms of the Indemnification Claim as set forth in the applicable Indemnification Claim Notice within thirty (30) days of the Seller’s receipt of the Indemnification Claim Notice by delivery of a notice to the Purchaser in writing, that the Seller objects to the Indemnification Claim (or the amount of Losses set forth therein) asserted in such Indemnification Claim Notice (a “Dispute Notice”). Following receipt by the Purchaser of the Dispute Notice, the Purchaser and the Seller shall promptly use their reasonable efforts to settle the dispute as to whether and to what extent the Purchaser Indemnitees are entitled to indemnification on account of such Indemnification Claim. If the Purchaser and the Seller are able to reach agreement within thirty (30) days after the Purchaser receives such Dispute Notice: (A) the Purchaser and the Seller shall deliver a joint written instruction to the Escrow Agent setting forth such agreement and, as applicable, instructing the Escrow Agent to release funds from the Indemnity Escrow Account or the Certificate Escrow Account, as applicable; or (B) to the extent applicable pursuant to Section 7.4(c)(i), the Seller shall pay to the Purchaser, the applicable amount set forth in the Indemnification Claim Notice, by means of a wire transfer of immediately available funds, to an account designated in writing by the Purchaser, in each case subject to the limitations contained in this Agreement. If the Purchaser and the Seller are unable to reach agreement within thirty (30) days after the Purchaser receives such Dispute Notice, then the dispute must first be submitted to non-binding mediation to be held in New York, New York. If the Purchaser and the Seller are still unable to reach agreement within forty-five (45) days after the first (1st) meeting with the mediator, then the dispute may only be submitted to, and settled by, an individual arbitrator mutually selected by the Seller and the Purchaser (if the Seller and the Purchaser are unable to agree upon the arbitrator, they shall each select an arbitrator and the two selected arbitrators shall appoint a third arbitrator to act as the arbitrator). The arbitration shall be held in New York, New York pursuant to the Federal Arbitration Act and in accordance with the then- prevailing International Arbitration Rules of the American Arbitration Association. The agreement to arbitrate will be specifically enforceable, the award rendered by the arbitrator in respect of a dispute pursuant to this Section 7.6(a)(iii) shall be final and binding (absent fraud or manifest error), and any arbitration award may be enforced by judgment entered in any court of competent jurisdiction. The fees and expenses of the mediator and the arbitrator shall be allocated between the Seller, on the one hand, and the Purchaser, on the other hand, in the same proportion that the aggregate amount of the disputed items submitted to the mediator or arbitrator, as the case may be, that is unsuccessfully disputed by each such party (as finally determined by the arbitrator) bears to the total amount of such disputed items so submitted. For all purposes of this Article VII, the Purchaser and the Seller shall reasonably cooperate with the other party and its representatives (including to the extent appropriate and permitted by applicable Law, providing information, records and data), and shall permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the resolution of such disputes. (b) Notice of Losses Provided by Seller Indemnitee. As soon as is reasonably practicable after a Seller Indemnitee obtains knowledge of any matter which has or may result in

- 48 - Losses, the Seller shall give notice of such matter by means of a written notice specifying the nature, circumstances and amount of such claim accompanied by a certificate of an officer of the Seller setting forth with reasonable particularity the underlying facts actually known or in good faith believed by such officer to exist sufficient to establish, as of the date of such certificate, the basis for such claim and setting forth the Seller’s good faith calculation of the Losses incurred by the applicable Seller Indemnitee with respect thereto, and including copies of all written documentation in the possession of the Seller Indemnitees relating to the circumstances or events giving rise to such claim (a “Claims Notice”) to the Purchaser. No delay in or failure to give a Claims Notice by the Seller to the Purchaser pursuant to this Section 7.6(b) will adversely affect any of the other rights or remedies that the Seller has under this Agreement, or alter or relieve the Purchaser or the Company of their obligation to indemnify the applicable Seller Indemnitee except to the extent that they are materially prejudiced thereby. (c) Opportunity to Defend Third Party Claims. In the event of any claim by a third party against any Purchaser Indemnitee or Seller Indemnitee for which indemnification is or may be available under this Article VII (whether pursuant to a lawsuit, other legal action or otherwise, a “Third Party Claim”), the party against whom indemnification may be sought hereunder (the “Indemnifying Party”) shall be entitled and, if it so elects, shall at its own cost and expense, (i) take control of the defense and investigation of such Third Party Claim and (ii) pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including to employ and engage attorneys of its own choice reasonably acceptable to the party seeking indemnification hereunder (the “Indemnified Party”) to handle and defend such Third Party Claim, and the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim; provided, that the written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed) shall only be required in respect of any compromise or settlement that (i) imposes any injunctive relief or other equitable order against the Indemnified Party, (ii) contains any admission of wrongdoing by the Indemnified Party or (iii) does not include as a term thereof by the Person(s) issuing such claim against the Indemnified Party a customary release of liability with respect to such claim. In the event the Indemnifying Party elects to assume control of the defense and investigation of such Third Party Claim in accordance with this Section 7.6(c), the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third Party Claim. If the Indemnifying Party fails to assume the defense of such Third Party Claim in accordance with this Section 7.6(c) within fourteen (14) days after delivery of the Claim Notice in connection with such Third Party Claim, the Indemnified Party against which such Third Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake the defense, compromise and settlement of such Third Party Claim, which compromise or settlement shall be made only with the written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. (d) To the extent this Section 7.6 is inconsistent with Section 5.10(e) with respect to any Tax matter, the provisions of Section 5.10(e) shall control.

- 49 - 7.7 Mitigation. Each party shall take commercially reasonable steps to mitigate any of its Losses upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto. Each party hereto shall cooperate with the other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by using reasonable best efforts to mitigate or resolve any such claim or liability; provided, however, that such party shall not be required to make such efforts if they would be detrimental in any material respect to such party. In the event that any party shall fail to take commercially reasonable steps to mitigate or resolve any claim or liability, then (unless the proviso to the foregoing sentence shall be applicable) notwithstanding anything to the contrary, the other party shall not be required to indemnify or reimburse any Person for any Losses that could have been avoided if such party had taken such steps. ARTICLE VIII TERMINATION 8.1 Termination. Prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby may be abandoned: (a) at any time, by mutual written agreement of the Seller and the Purchaser; (b) at any time after July 31, 2017 (the “Outside Date”), by the Seller upon written notice to the Purchaser if the Closing shall not have occurred, unless the failure to consummate the transactions contemplated hereby is the result of a breach by the Seller of any of its representations, warranties or covenants under this Agreement; provided, however, that the parties agree that the Seller shall have no right to terminate this Agreement pursuant to this Section 8.1(b) during the pendency of any legal proceedings by the Purchaser pursuant to Section 9.13; (c) at any time after the Outside Date, by the Purchaser upon written notice to the Seller if the Closing shall not have occurred, unless the failure to consummate the transactions contemplated hereby is the result of a breach by the Purchaser of any of its representations, warranties or covenants under this Agreement; provided, however, that the parties agree that the Purchaser shall have no right to terminate this Agreement pursuant to this Section 8.1(c) during the pendency of any legal proceedings by the Seller pursuant to Section 9.13; (d) by the Seller, if the Purchaser breaches any of its representations, warranties, covenants or obligations under this Agreement in a manner such that any conditions under Section 6.1(a) and Section 6.1(b) would not be satisfied, and such breach is not cured within twenty (20) days after written notice to the Purchaser by the Seller; provided, however, that no cure period will be required for any such breach that by its nature cannot be cured; (e) by the Purchaser, if the Seller breaches any of its representations, warranties, covenants or obligations under this Agreement in a manner such that any conditions under Section 6.2(a) and Section 6.2(b) would not be satisfied, and such breach is not cured within twenty (20) days after written notice to the Seller by the Purchaser; provided, however, that no cure period will be required for any such breach that by its nature cannot be cured;

- 50 - (f) by the Purchaser, if after the date hereof, there has been a Material Adverse Effect; or (g) by either the Purchaser or the Seller if a court of competent jurisdiction shall have issued an Order permanently restraining or prohibiting the transactions contemplated by the Agreement, and such Order shall have become final and nonappealable. 8.2 Procedure and Effect of Termination. Any party desiring to terminate this Agreement pursuant to Section 8.1 shall give written notice of such termination to the other party to this Agreement. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 8.1 hereof, this Agreement shall become void and there shall be no liability on the part of any party hereto except (a) the obligations provided for in this Section 8.2 and in Sections 5.2(c), 5.7, Article IX hereof (in respect of those provisions that survive) and the definitions set forth in Article X hereof shall survive any such termination of this Agreement and (b) any liability of any party hereto for any breach of this Agreement (which, for the avoidance of doubt, shall be deemed to include any failure by either party to consummate the transactions contemplated by this Agreement if it is obligated to do so hereunder) prior to such termination. ARTICLE IX MISCELLANEOUS 9.1 Further Assurances. From time to time after the Closing Date, at the request of the other party hereto and at the expense of the party so requesting, the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to give effect to the transactions contemplated hereby. 9.2 Notices. All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered (i) by hand (including by reputable overnight courier), (ii) by mail (certified or registered mail, return receipt requested), (iii) by facsimile transmission (transmission of which is confirmed) or (iv) by E-mail (transmission of which is confirmed) to the respective parties at the following addresses: (a) If to the Purchaser, to: Federal Signal Corporation 1415 W. 22nd Street, Suite 1100 Oak Brook, IL 60523 Facsimile: 630-954-2138 E-mail: jsherman@federalsignal.com Attention: Chief Executive Officer with a copy (which shall not constitute notice) to: Federal Signal Corporation 1415 W. 22nd Street, Suite 1100

- 51 - Oak Brook, IL 60523 Facsimile: 866-229-3522 E-mail: ddupre@federalsignal.com Attention: General Counsel and Thompson Coburn LLP One US Bank Plaza St. Louis, MO 63101 Facsimile: 314-552-7000 E-mail: mkloeppel@thompsoncoburn.com Attention: Michele C. Kloeppel, Esq. (b) If to the Seller, to: GenNx/TBEI Holdings, LLC c/o GenNx360 Management Company, LLC 590 Madison Avenue, 27th Floor New York, NY 10022 Facsimile: (212) 257-6791 E-mail: rblaylock@gennx360.biz; prajeevan@gennx360.biz Attention: Ronald Blaylock Pratik Rajeevan with a copy (which shall not constitute notice) to: Winston & Strawn LLP 200 Park Avenue New York, NY 10166-4193 Facsimile: (212) 294-4700 E-mail: bvaiana@winston.com; kchastaine@winston.com Attention: Bradley C. Vaiana, Esq. Kathleen M. Chastaine, Esq. or to such other Person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been given (i) on the date on which so hand-delivered (including by reputable overnight courier), (ii) on the third (3rd) Business Day following the date on which so mailed and (iii) on the date on which the transmission of facsimile or E-mail, as applicable, is confirmed. 9.3 Annexes, Exhibits and Schedules. Any matter, information or item disclosed in the Disclosure Schedule or in any Annex or Exhibit attached hereto, under any specific representation or warranty or section number hereof, shall be deemed to have been disclosed with respect to any other section or subsection of this Agreement to which the matter relates, to

- 52 - the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable thereto. The mere inclusion of any matter, information or item in any Disclosure Schedule as an exception to a representation or warranty shall not be deemed to constitute an admission of any liability by the Seller or any other Person to any third party or otherwise imply that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement. Without limiting the foregoing, no such inclusion of a possible breach or violation of any contract, Law or Order shall be construed as an admission or indication that breach or violation exists or has actually occurred. 9.4 Amendment, Modification and Waiver. Except as provided in Section 5.8, this Agreement, including any Annex, Exhibit or the Disclosure Schedule, may be amended, modified or supplemented at any time only by written agreement signed by the Seller and the Purchaser. Any failure of the Seller to comply with any term or provision of this Agreement may be waived by the Purchaser, and any failure of the Purchaser to comply with any term or provision of this Agreement may be waived by the Seller, in each case, at any time by an instrument in writing signed by or on behalf of such other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply. Further, neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. 9.5 Entire Agreement. This Agreement, the Disclosure Schedule and the Exhibits, schedules and other documents referred to herein (including the Confidentiality Agreement) which form a part hereof contain the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter (other than the Confidentiality Agreement). 9.6 Severability. If any term or other provision of this Agreement for any reason is declared invalid, illegal or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid, illegal or unenforceable shall be valid and be enforced to the fullest extent permitted by applicable Law. Upon such declaration that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible. 9.7 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but except as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by operation of Law or otherwise, by any party without the prior written consent of the other parties hereto; provided, however, that the Purchaser may assign its rights and

- 53 - obligations hereunder to any wholly-owned subsidiary of the Purchaser; provided, further, that no such assignment shall relieve the Purchaser of its obligations hereunder. Any attempted assignment in violation of this Section 9.7 shall be void. 9.8 No Third-Party Beneficiaries. Except (i) current and former, stockholders, members, managers, officers, directors and employees of the Target Companies pursuant to Section 5.9, (ii) GenNx pursuant to Sections 5.2(e), and (iii) as provided in Article VII with respect to the Purchaser Indemnitees and the Seller Indemnitees, this Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person (including any employee or former employee of any of the Target Companies) or entity any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement, including, for the avoidance of doubt, pursuant to Section 5.11. 9.9 Fees and Expenses. Except as otherwise provided in Article I and Sections 5.6, 5.10 and 7.6(a)(iii), whether or not the transactions contemplated hereby are consummated pursuant hereto, each party hereto shall pay all fees and expenses incurred by it or on its behalf in connection with this Agreement, and the consummation of the transactions contemplated hereby; provided, however, that the parties shall bear equally the fees and expenses of the Escrow Agent. For the avoidance of doubt, the Purchaser shall pay all fees and expenses with respect to any RWI Policy obtained by or on behalf of the Purchaser with respect to this Agreement. 9.10 Counterparts. This Agreement may be executed in two (2) or more counterparts (delivery of which may be by facsimile or via email as a portable document format (.pdf)), each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one (1) of such counterparts. 9.11 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Any cost estimates, Projections or other forward-looking statements contained or referred to in any materials that have been provided to the Purchaser by or on behalf of the Seller or the Target Companies are not and shall not be deemed to be representations or warranties of the Seller. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” The words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Disclosure Schedule and any other Schedules and Exhibits hereto, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. The words “party” or “parties” shall refer to parties to this Agreement. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The words “dollar” or “$” shall mean U.S. dollars. The word “day” means calendar day unless Business Day is expressly specified. Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action

- 54 - shall be required to be done or taken not on such day but on the first (1st) succeeding Business Day thereafter. The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledges that it has been represented by counsel in connection with the preparation and execution of this Agreement. 9.12 Legal Representation. The Purchaser hereby agrees, on its own behalf and on behalf of its Affiliates and each of their respective directors, managers, stockholders, members, partners, officers and employees, and each of their successors and assigns (all such parties, the “Waiving Parties”), that (i) the Law Firm may represent the Seller and each of its Affiliates (individually and collectively, the “Seller Group”), on the one hand, and the Target Companies, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement, the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby (such representation, the “Current Representation”), and (ii) the Law Firm may represent the Seller Group or any director, member, partner, officer, employee or Affiliate of the Seller Group, in each case in connection with any dispute, litigation, claim, proceeding or obligation arising out of or relating to this Agreement, including under Section 1.6 and Article VII, any agreements contemplated by this Agreement or the transactions contemplated hereby or thereby (any such representation, the “Post-Closing Representation”) notwithstanding such representation (or any continued representation) of the Target Companies, and the Purchaser on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto. The Purchaser acknowledges that the foregoing provision applies whether or not the Law Firm provides legal services to the Target Companies after the Closing Date. The Purchaser, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that: (a) all communications between the Seller Group and their counsel, including the Law Firm, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or proceeding arising out of or relating to, this Agreement, any agreements contemplated by this Agreement or the transactions contemplated hereby or thereby, or any matter relating to any of the foregoing, are privileged communications (collectively, the “Protected Communications”) between the Seller Group and such counsel and neither the Purchaser, nor any Person purporting to act on behalf of or through the Purchaser or any of the Waiving Parties, will seek to obtain the same by any process; and (b) from and after the Closing, the Purchaser shall and shall cause the Target Companies to, on behalf of itself and the Waiving Parties, waive and not assert any attorney-client privilege with respect to any Protected Communications; provided, however, that, notwithstanding the foregoing, if any, and then solely to the extent that Protected Communications or the associated rights to waive or assert the attorney-client privilege and right of confidentiality of any Target Company with respect to such Protected Communications, relates to any third-party disputes or claims involving a Target Company, then (A) the Target Company shall be entitled to retain a copy of such Protected Communications and be entitled to access such Protected Communications, (B) the Protected Communications shall be subject to joint privilege with the applicable Target Company and member of the Seller Group and (C) the Target Company may assert the privilege to prevent the disclosure of the Protected Communications (and may waive such privilege with the prior written consent of the Seller, which such consent shall not be unreasonably withheld, conditioned or delayed).

- 55 - 9.13 Enforcement of Agreement. The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with the specific terms thereof or otherwise breach such provisions, and that money damages would not be an adequate remedy, even if available. The parties hereto accordingly agree (on behalf of themselves and the third party beneficiaries of this Agreement provided in Section 9.8) that, prior to the valid termination of this Agreement pursuant to Article VIII, the Seller and the Purchaser shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the parties’ obligations to consummate the transactions contemplated hereby and the Purchaser’s obligation to pay, and the right of the Seller to receive, the Purchase Price) in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. 9.14 Forum; Service of Process. Each of the parties hereto submits to the exclusive jurisdiction of the U.S. District Court for the Southern District Court of New York, or, solely to the extent that that court does not have subject matter jurisdiction, of any state court located in New York, New York, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each of the parties hereto agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 9.2; provided, however, that nothing in this Section 9.14 shall affect the right of any party to serve legal process in any other manner permitted by Law. Each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law. 9.15 Governing Law. This Agreement shall be governed by the Laws of the State of New York, excluding choice of law principles that would require the application of the Laws of a jurisdiction other than the State of New York. 9.16 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS

- 56 - INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. ARTICLE X DEFINITIONS “Accounting Firm” means KPMG LLP or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by the Purchaser and the Seller in writing. “Acquisition Proposal” means any offer or proposal concerning any (i) merger, consolidation, business combination or similar transaction involving any of the Target Companies, (ii) liquidation, dissolution or recapitalization or similar transaction involving any of the Target Companies, (iii) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of any of the Target Companies representing 50% or more of the consolidated assets of the Target Companies, (iv) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 50% or more of the voting power of the Target Companies, (v) transaction in which any Person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 50% or more of the outstanding voting equity interests of the Target Companies or (vi) any combination of the foregoing (other than the transactions contemplated hereby). “Adjustment Escrow Account” has the meaning set forth in Section 1.4(a). “Adjustment Escrow Amount” means $5,000,000. “Adjustment Statement” has the meaning set forth in Section 1.6(a).

- 57 - “Affiliate” has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. “Affiliate Agreement” has the meaning set forth in Section 3.18. “Affiliated Group” means a group of Persons that elects, is required to, or otherwise files a Tax Return or pays a Tax as an affiliated group, consolidated group, combined group, unitary group, or other group recognized by applicable Tax Law. “Agreement” has the meaning set forth in the introductory paragraph of this Agreement. “Anti-Corruption Laws” has the meaning set forth in Section 3.24. “Antitrust Laws” has the meaning set forth in Section 5.6(c). “Applicable Accounting Principles” means the accounting principles set forth on Exhibit B. “Audited Financial Statements” has the meaning set forth in Section 3.5(a). “Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by applicable Law or executive order to close. “Cash” means the aggregate amount of the book value of all cash and cash equivalents (including marketable securities and short term investments) of the Target Companies and at a given time, net of all “cut” but un-cashed checks outstanding, all other wires or deposits in transit, and all book or bank account overdrafts or negative balance cash accounts, as determined in accordance with GAAP. “Certificate Claim” means a claim for indemnification under Article VII by the Purchaser based upon, arising out of, with respect to or by reason of a failure of a Target Company to obtain a Tax Certificate as required by applicable Law. “Certificate Escrow Account” has the meaning set forth in Section 1.4(a). “Certificate Escrow Amount” means, if the Closing Certificate Percentage is: (a) less than 75%, $15,000,000; (b) at least 75%, but less than 90%, an amount equal to: (i) $2,500,000; less (ii) the product of: (A) $100,000; and (B) the Closing Certificate Percentage less 75% (expressed as a number rather than a percentage); or (c) at least 90%, $0. “Certificate Escrow Period” means the period from the Closing Date until the earlier of: (a) the Certificate Termination Date; and (b) the date on which all funds held in the Certificate Escrow Account have been released. “Certificate Percentage” means the percentage of aggregate Certificate Subject Sales during the Tax Certificate Period for which the Purchaser has received true, correct and complete copies of Tax Certificates; provided, that, on December 31 of each year during the Certificate Escrow Period after the Certificate Percentage reaches 75% or more, the Purchaser shall be

- 58 - deemed to have received true, correct and complete copies of Tax Certificates for all Certificate Subject Sales for the year ending four (4) years prior to such date. “Certificate Subject Sales” means any sale to a customer for which a Tax Certificate is required under applicable Law. “Certificate Termination Date” means the fourth (4th) anniversary of the Closing Date. “Charter” means the Second Amended and Restated Certificate of Incorporation of GenNx/TBEI Intermediate Co., dated as of February 9, 2017, as amended from time to time. “CLA” means CliftonLarsonAllen LLP “Claims Notice” has the meaning set forth in Section 7.6(b). “Closing” has the meaning set forth in Section 1.3. “Closing Cash” means an amount, which may be positive or negative, equal to the Cash on deposit in Company accounts or otherwise held by the Company immediately prior to Closing. “Closing Certificate Percentage” means the Certificate Percentage as of the Closing. “Closing Date” has the meaning set forth in Section 1.3. “Closing Purchase Price” has the meaning set forth in Section 1.2. “Code” means the Internal Revenue Code of 1986, as amended. “Company” has the meaning set forth in the Recitals. “Company Benefit Plans” has the meaning set forth in Section 3.11(a). “Company Indebtedness” means any Indebtedness of the Target Companies, including any payments necessary to redeem all of the Preferred Shares in connection with the Redemption. “Company Intellectual Property” has the meaning set forth in Section 3.9(a). “Confidential Information Memorandum” means that certain Confidential Information Memorandum prepared by Harris Williams & Co., and any supplements thereto and other related documents delivered together therewith. “Confidentiality Agreement” has the meaning set forth in Section 5.2(c). “Continuing Employee” means each individual who is employed by or providing services to any of the Target Companies as of the Closing Date.

- 59 - “Current Assets” means, as of any date, the consolidated current assets of the Target Companies, determined in accordance with the Applicable Accounting Principles, which, for the avoidance of doubt, shall not include Cash. “Current Liabilities” means, as of any date, the consolidated current liabilities of the Target Companies, determined in accordance with the Applicable Accounting Principles. “Current Representation” has the meaning set forth in Section 9.12. “Deductible” has the meaning set forth in Section 7.4(a). “Disclosure Schedule” has the meaning set forth in the introductory paragraph to Article III. “Dispute Notice” has the meaning set forth in Section 7.6(a)(iii). “Downward Adjustment Amount” has the meaning set forth in Section 1.6(e). “E.O. 11246” has the meaning set forth in Section 3.15(i). “Enterprise Value” means $270,000,000. “Environmental Claims” means any Proceeding, written demand, written notice of violation, written notice of potential liability or request for information under CERCLA or similar state Law, lien, fine, penalty or, as to each, any settlement, order or judgment arising therefrom, by or from any Person alleging liability (including liability or responsibility for performing or paying the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit. “Environmental Laws” means any applicable Law related to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety as it relates to exposure to Hazardous Materials, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata), or concerning the presence of, exposure to, or the Release, management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, disposal or remediation of any Hazardous Materials, including, but not limited to, the federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Emergency Planning and Community Right-To-Know Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Water Pollution Control Act, the Safe Drinking Water Act, the Atomic Energy Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, and the Occupational Safety and Health Act of 1970, each as amended and supplemented as of the Closing Date, and any final regulations promulgated pursuant to such Laws, and any analogous state or local statutes or regulations.

- 60 - “Environmental Permit” means any permit, registration, license or other authorization required under Environmental Laws. “ERISA” has the meaning set forth in Section 3.11(a). “ERISA Affiliates” means all employers (whether or not incorporated) that would be treated together with a Target Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code. “Escrow Agent” means SunTrust Bank. “Escrow Agreement” means an agreement by and among the Purchaser, the Seller and the Escrow Agent substantially in the form of Exhibit C, to be executed and delivered at the Closing. “Estimated Closing Cash” has the meaning set forth in Section 1.5. “Estimated Closing Indebtedness” has the meaning set forth in Section 1.5. “Estimated Statement” has the meaning set forth in Section 1.5. “Estimated Transaction Expenses” has the meaning set forth in Section 1.5. “Final Closing Cash” has the meaning set forth in Section 1.6(a). “Final Indebtedness” has the meaning set forth in Section 1.6(a). “Final Transaction Expenses” has the meaning set forth in Section 1.6(a). “Final Working Capital” has the meaning set forth in Section 1.6(a). “Financial Statements” has the meaning set forth in Section 3.5(a). “Fines Offer Letter” means, that certain employment offer letter between the Purchaser and Robert Fines, dated as of May 4, 2017 and attached hereto as Exhibit F. “FTC” has the meaning set forth in Section 5.6(a). “Fundamental Documents” means (i) in the case of a corporation, its certificate of incorporation (or analogous document) and bylaws; (ii) in the case of a limited liability company, its certificate of formation (or analogous document) and operating agreement; or (iii) in the case of a Person other than a corporation or limited liability company, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs. “Fundamental Representations” means the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.6, 3.1(a), 3.2, 3.3, 3.4(a)(i)(A) and 3.26. “GAAP” means U.S. generally accepted accounting principles.

- 61 - “GenNx” has the meaning set forth in Section 5.2(d). “Government Contract” means any agreement with a Governmental Authority to which a Target Company is a party and any subcontract to an agreement with a Governmental Authority. “Governmental Approval” means any consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Authority. “Governmental Authority” means any United States federal, state or local or non-United States government or political subdivision, municipal corporation or any agency of any such government or political subdivision, or any court or arbitral body. “Hazardous Materials” means (a) those substances and waste materials defined in or regulated as hazardous or toxic under Environmental Laws as in effect on the Closing Date; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls, asbestos or asbestos- containing materials, urea formaldehyde foam insulation, explosives, radioactive materials, ionizing radiation, electromagnetic field radiation; and (e) any pollutant, contaminant, substance, material or waste regulated as hazardous or toxic by any Governmental Authority pursuant to any Environmental Laws. “HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder. “Improvements” has the meaning set forth in Section 3.8(d). “Income Tax” means any Tax imposed by a Governmental Authority based upon or measure by gross or net income or receipts. “Income Tax Return” means any Tax Return to be filed with respect to Income Tax. “Indebtedness” means, with respect to any Person, but without duplication, (a) all indebtedness of such Person for borrowed money (including the current portion thereof) and all accrued interest thereon (other than accounts payable in the ordinary course of business), (b) all obligations of such Person evidenced by notes, bonds, debentures, hedging and swap arrangements or contracts or other similar instruments other than trade payables, accrued expenses and liabilities to current and/or former employees incurred in the ordinary course of business, (c) all capital lease obligations of such Person, (d) any deferred purchase price for property or services (including any potential future earn-out, purchase price adjustment, release of “holdback” or similar payment obligations), but excluding trade payables or accruals incurred in the ordinary course of business and excluding the Travis Earn-Out Payment, (e) all accrued and unpaid interest on any Indebtedness referred to in clauses (a) through (d) above through the Closing Date and any prepayment penalties, premiums, consent or other fees, breakage costs on interest rate swaps and any other hedging obligations (including, but not limited to, foreign exchange contracts) or other costs incurred in connection with the repayment or assumption of such Indebtedness, (f) all Indebtedness of others referred to in clauses (a) through (e) above guaranteed directly or indirectly in any manner by such Person, (g) accrued income taxes payable, (h) customer deposits, (i) insurance proceeds received by a Target Company in

- 62 - settlement of hail damage at the Target Companies’ Rugby, North Dakota facility, and (j) accrued expenses for other accounts payable (past transaction expenses) under account no. 6000. Notwithstanding the foregoing, “Indebtedness” shall not include any (i) to the extent solely among the Target Companies, intercompany obligations, specifically including any intercompany debt or intercompany guarantees, (ii) obligations under operating leases, (iii) undrawn letters of credit, (iv) obligations relating to outstanding checks, (v) deferred lease expense or (vi) amounts included as Transaction Expenses. “Indemnification Claim” has the meaning set forth in Section 7.6(a)(i). “Indemnification Claim Notice” has the meaning set forth in Section 7.6(a)(i). “Indemnification Termination Date” has the meaning set forth in Section 7.1. “Indemnified Party” has the meaning set forth in Section 7.6(c). “Indemnified Taxes” means (i) any Tax of any of the Target Companies for a Pre-Closing Tax Period (or portion of a Straddle Period ending on the Closing Date as determined in Section 5.10(b)); (ii) any Tax of any Person other than a Target Company as result of any Target Company being a member of an Affiliated Group on or prior to the Closing Date (but including any taxable period of a Target Company for which such Target Company was a member of an Affiliated Group of which the Company or another Target Company was not the common parent); and (iii) Taxes resulting solely from a breach by the Seller or any Target Company of any covenant or other agreement in Section 5.10. Notwithstanding the foregoing, Indemnified Taxes shall exclude the following Taxes: (a) Taxes to the extent reserved for as a Current Liability in the Final Working Capital; (b) Taxes to the extent included in the computation of Transaction Expenses; (c) Taxes resulting solely from a breach by the Purchaser of any covenant or other agreement in Section 5.10; (d) any Transfer Taxes; and (e) Taxes resulting from any Purchaser Closing Date Transaction. “Indemnifying Party” has the meaning set forth in Section 7.6(c). “Indemnity Escrow Account” has the meaning set forth in Section 1.4(a). “Indemnity Escrow Amount” means $1,350,000. “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, certification marks, collective marks, trade dress, logos, trade names, and brand and corporate names, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, all mask works, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all other similar intellectual property rights, (f) all internet domains and all related

- 63 - registrations, (g) all copies and tangible embodiments thereof (in whatever form or medium), and (h) software (excluding off-the-shelf software). “Interim Financial Statements” has the meaning set forth in Section 3.5(a). “IRS” means the U.S. Internal Revenue Service. “Key Contract” means each of the following oral or written contracts or oral or written agreements to which any of the Target Companies is a party: (a) any agreement involving an aggregate amount of $100,000 or more received or collected (or anticipated to be received or collected) by any of the Target Companies in any twelve (12)-month period; (b) any agreement involving an aggregate amount of $100,000 or more paid (or anticipated to be paid) by any of the Target Companies in any twelve (12)-month period to a supplier of any of the Target Companies (other than contracts that by their terms may be terminated by any of the Target Companies in the ordinary course of its business upon less than ninety (90) days’ notice without penalty or premium); (c) joint venture or partnership agreements; (d) employment agreements with respect to employees with annual base compensation in excess of $75,000 per year, that are not terminable at will by any of the Target Companies without penalty; (e) severance agreements and employee termination arrangements or change of control agreements, in any such case, that provide for more than two (2) months of severance; (f) agreements or contracts containing any covenant limiting the ability of any of the Target Companies to engage in any line of business or to compete with any business or Person; (g) agreements or contracts under which any of the Target Companies has borrowed or loaned money, or any note, bond, indenture, mortgage, installment obligation or other evidence of indebtedness for borrowed or loaned money or any guarantee of such indebtedness; (h) guaranties or suretyships of any of the Target Companies; (i) any agreement that grants any exclusive marketing, distribution, Intellectual Property or other similar rights to any third party; (j) any agreement that contains any form of most-favored pricing provision in favor of any customer or supplier of any Target Company; (k) any agreement that requires any performance collateral in the form of payment bonds, performance bonds, warranty bonds and/or bank letters of credit; (l) any collective bargaining agreement or similar labor agreement involving any Target Company employees or covering any Target Company operation or activity; (m) any agreement to pay or receive any royalty or license fee for any Intellectual Property (other than any non-exclusive license for the use of any commercially available off-the-shelf software which was entered into in the ordinary course of business); (n) each outstanding power of attorney with respect to any Target Company; (o) each Real Property Lease; (p) any agreement or contract entered into since January 1, 2014 relating to the acquisition of assets (other than in the ordinary course of business) or any capital stock of any business enterprise by any of the Target Companies; (q) any agreement that requires a Target Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions; and (r) any agreement that provides for any customer repurchase, buy-back or similar obligation on the part of any of the Target Companies. “Labor Law” has the meaning set forth in Section 3.15(b). “Latest Balance Sheet” has the meaning set forth in Section 3.5(a). “Latest Balance Sheet Date” has the meaning set forth in Section 3.5(a).

- 64 - “Law” means any United States federal, state, local or non-United States statute, law (including common law), ordinance, rule or regulation. “Law Firm” means Winston & Strawn LLP (or any successor thereof). “Liens” means, with respect to any specified asset, any and all liens, mortgages, hypothecations, claims, encumbrances, options, pledges and security interests thereon. “Losses” means, collectively, all out-of-pocket losses, costs, damages, claims, fines, penalties, expenses (including reasonable fees and expenses of outside attorneys), amounts paid in settlement, court costs, and other expenses of litigation (but excluding any and all internal costs and expenses incurred by any party entitled to indemnification under this Agreement). “Material Adverse Effect” means any change or event that, individually or in the aggregate, (a) has had, or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Target Companies, taken as a whole, or (b) would prevent the Seller from performing its obligations under this Agreement or consummating the transactions contemplated herein; provided, however, that any adverse effect arising out of, resulting from or attributable to (i) an event or series of events or circumstances affecting (A) the United States or global economy generally or capital, credit or financial markets generally, including (1) changes in interest or exchange rates and (2) any suspension of trading in securities, (B) political conditions generally of the United States or any other country or jurisdiction in which the Target Companies operate or (C) the industries in which the Target Companies operate or in which services of the Target Companies are used generally, (ii) the public announcement, pendency or completion of the transactions contemplated by, or the performance of obligations under, this Agreement, including effects related to the identity of the Purchaser or compliance with the covenants contained herein and therein, (iii) any changes in applicable Law or GAAP or the enforcement or interpretation thereof, (iv) actions specifically permitted to be taken or omitted pursuant to the express terms of this Agreement or taken with the Purchaser’s consent, (v) the effect of any action taken by the Purchaser or its Affiliates with respect to the transactions contemplated hereby or with respect to the Seller and Target Companies, (vi) any acts of God, (vii) any hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions, (viii) any failure in and of itself, to meet internal or published Projections, estimates, forecasts of revenues, earnings, or other measures of financial or operating performance for any future period (provided, however, that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded or (ix) the availability or cost of equity, debt or other financing to the Purchaser or its Affiliates and provided further, however, that any event, occurrence, fact, condition or change referred to in subsections (i), (iii) or (vii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on a Target Company compared to other participants in the industries in which such Target Company conducts its businesses), shall not, in each case, be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably likely to occur.

- 65 - “Net Adjustment Amount” means an amount, which may be positive or negative, equal to (A) (i) the Final Working Capital plus (ii) the Final Closing Cash minus (iii) the sum of Final Indebtedness and Final Transaction Expenses minus (B) (i) the Working Capital Estimate plus (ii) the Estimated Closing Cash minus (iii) the sum of Estimated Closing Indebtedness and Estimated Transaction Expenses. “Net Working Capital” means, at any date, the excess of (a) all Current Assets as of such date, over (b) all Current Liabilities as of such date, determined in accordance with the Applicable Accounting Principles. Attached hereto as Exhibit D, for illustrative purposes only, is a sample calculation of Net Working Capital. “Notice of Disagreement” has the meaning set forth in Section 1.6(b). “Order” means any award, judgment, injunction, consent decree, settlement agreement or verdict entered, issued, made, entered into or rendered by any Governmental Authority by which any of the Target Companies has obligations that continue after the Closing Date. “Ordinary Course Tax Sharing Agreement” means any Tax Sharing Agreement entered into in the ordinary course of business that is not primarily related to Taxes but which typically includes in that type of contract Tax sharing responsibilities (such as paying real estate Taxes in leases or grossing up for withholding Taxes in a credit agreement). “Outside Date” has the meaning set forth in Section 8.1(b). “Owned Real Property” has the meaning set forth in Section 3.8(a). “Permitted Liens” means (i) statutory or consensual Liens of landlords and mechanics’, carriers’, workmen’s, repairmen’s, warehousemen’s, materialmen’s or similar Liens arising or incurred in the ordinary course of business to the extent the Seller and the Target Companies are not in default, for which adequate amounts have been reserved on the Financial Statements and which do not individually or in the aggregate have a Material Adverse Effect; (ii) Liens for Taxes, assessments and any other governmental charges which are not due and payable or which are being contested in good faith by appropriate proceedings, for which adequate amounts have been reserved on the Financial Statements; (iii) except for Liens for Indebtedness, other defects or imperfections of title, easements, covenants, rights of way, restrictions or other similar non- monetary encumbrances, if any, which, individually or in the aggregate, do not materially impair the ordinary course of the business of the Target Companies or the value of any asset affected thereby; (iv) any other Liens that will be terminated at or prior to Closing in accordance with this Agreement; (v) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business; (vi) Liens created by or through Purchaser; (vii) in the case of Intellectual Property, licenses, options to license or covenants not to assert claims of infringement in each case in existence as of the date hereof from the Target Companies to third parties and disclosed in Section 3.9(a) of the Disclosure Schedule; (viii) Liens arising out of, under or in connection with applicable federal, state and local securities Laws; (ix) Liens in favor

- 66 - of a banking or other financing institutions arising as a matter of law encumbering deposits or other funds maintained with a financial institution; (x) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property; and (xi) Liens set forth in Section 10 of the Disclosure Schedule. “Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and government or any department or agency thereof. “Personal Property” has the meaning set forth in Section 3.7(a). “Post-Closing Representation” has the meaning set forth in Section 9.12. “Post-Closing Tax Period” means any Taxable period that begins after the Closing Date. “Pre-Closing Tax Period” means any Taxable period that ends on or before the Closing Date. “Preferred Holders” means the Persons holding all of the Preferred Shares. “Preferred Shares” means all of the issued and outstanding shares of Series A 10.00% Increasing Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, and Series B 10.00% Increasing Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company. “Proceedings” means legal or equitable actions, suits, causes of action, mediations, subpoenas, warrants, written notice of investigation or inspection from a Governmental Authority, written requests for information from a Governmental Authority, written claims and legal, administrative or arbitration proceedings, whether at law or in equity. “Projections” means, collectively, any projections, business plan information, estimates, forecasts, budgets, pro-forma financial information or other statements communicated (orally or in writing (in the Confidential Information Memorandum or otherwise)) to or made available to the Purchaser of future revenues, profitability, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial component (or any component thereof) of the business of the Target Companies. “Protected Communications” has the meaning set forth in Section 9.12. “Purchase Price” has the meaning set forth in Section 1.2. “Purchaser” has the meaning set forth in the introductory paragraph of this Agreement. “Purchaser Closing Date Transaction” means any transaction engaged in by any of the Target Companies on the Closing Date, which occurs after the Closing or at the written direction of the Purchaser that is not contemplated by this Agreement and is outside the ordinary course of business, including any transaction engaged in by any of the Target Companies in connection

- 67 - with the financing of any obligations of the Purchaser or any of the Target Companies to make a payment under this Agreement. “Purchaser Compensation Arrangement” means any contract, agreement or other arrangement entered into with any employee of contractor at the request of the Purchaser or as a condition to the Closing. “Purchaser Indemnitee” has the meaning set forth in Section 7.2. “Purchaser Prepared Returns” has the meaning set forth in Section 5.10(a)(iii). “Purchaser Released Parties” has the meaning set forth in Section 5.13. “Real Property” has the meaning set forth in Section 3.8(a). “Real Property Lease” has the meaning set forth in Section 3.8(a). “Redemption” has the meaning set forth in the Recitals. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture). “Restrictive Covenant Agreement” means, a restrictive covenant agreement by and between the Purchaser and GenNx360 Capital Partners II, L.P., substantially in the form of Exhibit G, to be executed and delivered at the Closing. “RWI Policy” has the meaning set forth in Section 5.14. “SEC Rule 3-05” means 17 C.F.R. §210.3-05 (Financial statements of businesses acquired or to be acquired). “Section 503” has the meaning set forth in Section 3.15(i). “Securities Act” means the Securities Act of 1933, as amended. “Seller” has the meaning set forth in the introductory paragraph of this Agreement. “Seller Approved Tax Matter” means (a) filing, amending or otherwise changing any Tax Return or Tax election of any of the Target Companies for a Pre-Closing Tax Period or Straddle Period; (b) revoking an election on any Tax Return filed after the Closing Date that adversely affects the Taxes or Tax Returns of any of the Target Companies for a Pre-Closing Tax Period or Straddle Period; (c) extending or waiving the applicable statute of limitations with respect to a Tax of any of the Target Companies for a Pre-Closing Tax Period or Straddle Period; (d) filing any ruling request with any Governmental Authority that relates to Taxes or Tax Returns of any of the Target Companies for a Pre-Closing Tax Period or Straddle Period; or (e) entering into any

- 68 - voluntary disclosure agreement or discussions with any Governmental Authority regarding any Tax or Tax Returns of any of the Target Companies for a Pre-Closing Tax Period or Straddle Period. “Seller Group” has the meaning set forth in Section 9.12. “Seller Indemnitee” has the meaning set forth in Section 7.3. “Seller Prepared Return” has the meaning set forth in Section 5.10(a)(i). “Seller’s Knowledge” means the actual knowledge of Robert Fines, Kurt Meyer, Joe Kolb, Henry Bell, Charles K. Hughes and Tina Albright, in each case, and such knowledge as would have been obtained following the exercise of reasonable inquiry by such Persons. “Senior Credit Facilities” means each of the Target Companies’ following credit facilities, as in effect as of the date hereof: (i) Revolving Credit and Security Agreement, dated September 30, 2015, among PNC Bank, National Association, the Company and the other borrowers from time to time party thereto, as amended on March 1, 2016, as further amended on September 30, 2016 and as further amended on February 10, 2017; and (ii) Credit Agreement, dated September 30, 2015, by and among the Company, the other borrowers, the other credit parties from time to time party thereto, the financial institutions from time to time party thereto and Brightwood Loan Services LLC and Brightwood Capital Advisors, LLC, as amended on September 30, 2016 and as further amended on February 10, 2017. “Shares” has the meaning set forth in the Recitals. “Straddle Period” means any taxable period that includes, but does not end on, the Closing Date. “Subsidiary” means, with respect to any specified Person, any other Person of which such first Person owns (either directly or through one or more other Subsidiaries) a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person, and with respect to which entity such first Person is not otherwise prohibited contractually or by other legally binding authority from exercising control. “Target Companies” means the Company and its Subsidiaries. “Target Working Capital” means $25,500,000. “Tax” (and, with the correlative meaning, “Taxes,” “Taxable” and “Taxing”) means any net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, property, alternative, value added, or other tax imposed by any Governmental Authority, or any interest or penalties incurred under Laws with respect to such taxes.

- 69 - “Tax Benefit” means any reduction in Taxes payable to a Governmental Authority or any increase in any Tax refund receivable (including any related interest) from a Governmental Authority. “Tax Certificate” means the Texas Motor Vehicle Sales Tax Resale Certificate (Form 14- 313) or the Texas Motor Vehicle Sales Tax Exemption Certificate for Vehicles Taken out of State (Form 14-312) or other evidence reasonably acceptable to the Purchaser that the Taxes payable have been paid in accordance with applicable Law. “Tax Certificate Period” means the period from January 1, 2013 through the date of this Agreement. “Tax Contest” has the meaning set forth in Section 5.10(e)(i). “Tax Loss” means any (a) Indemnified Taxes and (b) any reasonable fees and expenses of legal counsel or other tax advisors incurred by the Purchaser or the Target Companies in controlling any Tax Contest to the extent relating to any Indemnified Taxes for a Pre-Closing Tax Period. “Tax Refund” has the meaning set forth in Section 5.10(f). “Tax Return” means any return, declaration, report, claim for refund, statement, information return or statement or other document required to be filed with a Governmental Authority with respect to Taxes including any schedule thereto, and including any amendment thereof. “Tax Sharing Agreement” means any agreement including any provision pursuant to which any of the Target Companies is obligated to indemnify any Person for, or otherwise pay, any Tax of another Person, or share any Tax benefit with another Person (other than another Target Company). “TBEI Entities” means the Company, Truck Bodies & Equipment International, Inc., a Delaware corporation, Ox Bodies, Inc., an Alabama corporation, Rugby Manufacturing Company, an Oregon corporation, Crysteel Manufacturing, Inc., a Minnesota corporation, and Tishomingo Acquisition, LLC, a Delaware limited liability company. “Third Party Claim” has the meaning set forth in Section 7.6(c). “Transaction Deductions” means any deduction permitted for income Tax purposes attributable to (i) Transaction Expenses or other similar expenses paid on or prior to the Closing Date; and (ii) any fees, expenses, and interest (including amounts treated as interest for Income Tax purposes) that were incurred in connection with the Indebtedness (or payment thereof). “Transaction Documents” means, collectively, this Agreement, the Escrow Agreement and each other agreement, document, instrument and/or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated hereby.

- 70 - “Transaction Expenses” means any non-ordinary course bonuses or any success fees payable to any Person by the Target Companies solely in connection with the consummation of the transactions contemplated by this Agreement and the employer portion of any payroll Taxes associated with the foregoing, and any legal, accounting, financial advisory and other third party advisory or consulting fees and other expenses incurred by the Target Companies on behalf of themselves or the Seller in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, Transaction Expenses shall not include any fees or expenses incurred by the Target Companies in connection with the Purchaser’s financing for the transactions contemplated hereby or any fees or expenses of the Purchaser. “Transfer Taxes” has the meaning set forth in Section 5.10(d). “Travis Assignment and Assumption and Release” means, that certain assignment and assumption agreement and release by and among the Seller, Truck Bodies & Equipment International, Inc., and Main Street Capital Corporation executed on the date hereof and attached hereto as Exhibit E. “Travis Earn-Out Payment” means the payment (if any) owed to the Travis Sellers pursuant to Section 2.8 of the Travis Purchase Agreement. “Travis Entities” means Travis Acquisition LLC, a Delaware limited liability company, Travis Leasing LLC, a Delaware limited liability company, TBT Holding Company, Inc., a Delaware corporation, Travis Enterprises, Inc., a Texas corporation, Travis Body and Trailer, Inc., a Texas corporation, and TBT Land Holdings, LLC, a Texas limited liability company. “Travis Purchase Agreement” means that certain Purchase Agreement, dated as of September 30, 2016, by and among Truck Bodies & Equipment International, Inc., Travis Acquisition LLC, the Travis Sellers and Main Street Capital Corporation, as Seller Representative. “Travis Sellers” means the Sellers as defined in the Travis Purchase Agreement. “Update” has the meaning set forth in Section 5.8. “Upward Adjustment Amount” has the meaning set forth in Section 1.6(f). “VEVRAA” has the meaning set forth in Section 3.15(i). “Waiving Parties” has the meaning set forth in Section 9.12. “WARN Act” has the meaning set forth in Section 3.15(e). “Working Capital Deficiency” has the meaning set forth in Section 1.5. “Working Capital Estimate” has the meaning set forth in Section 1.5. “Working Capital Overage” has the meaning set forth in Section 1.5.

- 71 - * * * * * [Signature Pages Follow]

[Signature Page to Stock Purchase Agreement] IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. FEDERAL SIGNAL CORPORATION By: /s/ Jennifer L. Sherman Name: Jennifer L. Sherman Title: President and Chief Executive Officer GENNX/TBEI HOLDINGS, LLC By: /s/ Ronald E. Blaylock Name: Ronald E. Blaylock Title: President